SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CENTERSTATE BANK CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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March    , 2018

TO THE SHAREHOLDERS OF

CENTERSTATE BANK CORPORATION

You are cordially invited to attend the Annual Meeting of Shareholders of CenterState Bank Corporation which will be held at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Thursday, April 26, 2018 beginning at 10:00 a.m.

The accompanying notice of meeting and proxy statement more fully describe the business to be transacted at the Annual Meeting. The Board of Directors recommends that you vote “FOR” each of the matters presented by the Company at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your proxy by telephone or over the Internet or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card. Voting by telephone, over the Internet or by written proxy will assure your representation at the Annual Meeting regardless whether you attend in person.

Thank you for your support during the past year.

Sincerely,

/s/ Ernest S. Pinner	/s/ John C. Corbett
Ernest S. Pinner	John C. Corbett
Executive Chairman	President and Chief Executive Officer

CENTERSTATE BANK CORPORATION

1101 FIRST STREET SOUTH

WINTER HAVEN, FL 33880

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 26, 2018

Notice is hereby given that the Annual Meeting of Shareholders of CenterState Bank Corporation (“Company”) will be held at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Thursday, April 26, 2016 beginning at 10:00 a.m. (“Annual Meeting”) for the following purposes:

1.	Elect Directors. To elect directors to serve for a one year term until the Annual Meeting of Shareholders in 2019 and until their respective successors are elected and qualified;

2.	Advisory Approval of Executive Compensation. To vote on an advisory resolution to approve the compensation of our named executive officers;

3.	Approve Equity Incentive Plan. To approve the CenterState 2018 Equity Incentive Plan;

4.	Increase Authorized Shares. To approve an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000;

5.	Ratify Appointment of Independent Auditors. To ratify the appointment of Crowe Horwath LLP as CenterState’s independent registered public accounting firm for the year ending December 31, 2018; and

6.	Other Business. To transact such other or further business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

Only shareholders of record at the close of business on February 28, 2018 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to vote by internet or telephone, or by requesting a paper proxy card and completing, signing and returning it by mail. If you attend the Annual Meeting, you may vote in person if you wish, even if you have previously voted, by revoking your proxy vote at any time prior to its exercise.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting: This Proxy Statement and the Company’s Annual Report on Form 10-K are also available at www.proxyvote.com. Our Proxy Statement is attached to this Notice of Annual Meeting of Shareholders. The financial and other information concerning CenterState is contained in our Annual Report on Form 10-K for the year ended December 31, 2017. On or about March [    ,] 2018, we began mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to shareholders of record as of February 28, 2018 and we posted our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, shareholders may choose to access our proxy materials at www.proxyvote.com or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. For those who previously requested printed proxy materials or electronic materials on an ongoing basis, you will receive those materials as you requested.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Ernest S. Pinner
Ernest S. Pinner
March [ ], 2018	Executive Chairman

YOUR VOTE IS IMPORTANT. PLEASE VOTE PROMPTLY BY TELEPHONE, THE INTERNET OR BY SIGNING THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

Please vote as promptly as possible by signing, dating and returning the Proxy Card.

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

CENTERSTATE BANK CORPORATION

TO BE HELD ON

APRIL 26, 2018

MEETING INFORMATION

This Proxy Statement is being furnished to the shareholders of CenterState Bank Corporation (“we,” “our,” “us,” “Company,” or “CenterState,”) in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders. This Proxy Statement is dated March [    ,] 2018, and it and the accompanying notice and form of proxy are first being mailed to our shareholders on or about March [    ,] 2018.

When is the Annual Meeting of Shareholders?

The Annual Meeting of Shareholders (“Annual Meeting”) is being held on April 26, 2018, at 10:00 a.m.

Where will the Annual Meeting be held?

The Annual Meeting will be held at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881

What matters will be voted on at the Annual Meeting?

The following proposals will be considered at the meeting:

1.	Election of directors: To elect directors to serve for a one-year term until the 2019 annual meeting of shareholders;

2.	Advisory Vote to Approve Executive Compensation: To vote on an advisory resolution on the compensation of the Company’s named executive officers;

3.	Approve 2018 Equity Incentive Plan. To approve the CenterState 2018 Equity Incentive Plan;

4.	Increase Number of Authorized Shares. To approve an amendment to the Company’s Restated Articles of Incorporation to increase the number of authorized shares of the Company’s common stock from 100,000,000 to 200,000,000;

5.	Ratification of Appointment of Accountants: To ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018; and

6.	Other Business: To transact such other business as may properly come before the meeting or any adjournment of the meeting.

The Board of Directors currently is not aware of any other business to be considered at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote the shares represented by the proxies in their discretion on such matters as recommended by a majority of the Board.

Who can vote at the Annual Meeting?

You can vote at the Annual Meeting if you are a holder of shares of Company Common Stock, par value $0.01 per share (“Common Stock”) at the close of business on February 28, 2018 (“Record Date”). As of the Record

Date, 83,627,797 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. We have approximately 1,912 registered shareholders of record, as reported by our transfer agent, Continental Stock Transfer & Trust Company, as of the Record Date.

How many votes can I cast?

You are entitled to one vote for each share held as of the Record Date on each nominee for election and each other matter presented for a vote at the Annual Meeting.

How do I vote?

If you own shares of Common Stock in your own name, you are an “owner of record.” This means that you may use the enclosed proxy card(s) to tell the persons named as proxies how to vote your shares of Common Stock. An owner of record has four voting options:

Internet. You can vote over the Internet by accessing the website shown on your proxy card and following the instructions on the website. Internet voting is available 24 hours a day. Have your proxy card in hand when you access the web site and follow the instructions to vote.

Telephone. You can vote by telephone by calling the toll-free number shown on your proxy card. Telephone voting is available 24 hours a day.

Mail. You can vote by mail by completing, signing, dating and mailing your proxy card(s) in the postage-paid envelope included with this document.

In Person. You may attend the Annual Meeting and cast your vote in person. The Board recommends you vote by proxy even if you plan to attend the Annual Meeting.

If you hold your shares of Common Stock in “street name” through a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the broker or bank. You may not vote shares held in “street name” by returning a proxy card directly to the Company or by voting in person at the Annual Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Further, brokers, banks or other nominees who hold shares of Common Stock on behalf of their customers may not give a proxy to the Company to vote those shares with respect to any of the proposals, other than the proposal to ratify the appointment of the Company’s independent registered public accounting firm, without specific instructions from their customers, as brokers, banks and other nominees do not have discretionary voting power on these matters.

Directing the voting of your shares of Common Stock will not affect your right to vote in person if you decide to attend the Annual Meeting.

If the appropriate enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the proxy. Executed but unmarked proxies will be voted “FOR” the director nominees proposed by the Board who are presented in this Proxy Statement; “FOR” the advisory proposal on the compensation of the Company’s named executive officers; “FOR” the approval of the 2018 Equity Plan, “FOR” the amendment of the articles of incorporation to increase the authorized number of shares from 100,000,000 to 200,000,000; and “FOR” the ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for year ending December 31, 2018. Only shares affirmatively voted for the approval of the proposals to be considered at the Annual Meeting or properly executed proxies that do not contain voting instructions will be counted as favorable votes for the proposals.

How do I change or revoke my proxy?

You may revoke your proxy at any time after you give it, and before it is voted, in one of the following ways:

•	by notifying the Company’s Secretary that you are revoking your proxy by written notice that bears a date later than the date of the proxy and that the Company receives prior to the Annual Meeting;

•	by signing another proxy card bearing a later date and mailing it so that the Company receives it prior to the Annual Meeting;

•	by voting again using the telephone or Internet voting procedures; or

•	by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting alone will not, by itself, revoke a proxy.

The address to send any revocation communications is CenterState Bank Corporation, 1101 First Street South, Winter Haven, FL 33880, Attention: Beth S. DeSimone, Secretary.

If your broker, bank or other nominee holds your shares in “street name,” you will need to contact your broker, bank or other nominee to revoke your voting instructions.

How many votes are required to approve each of the proposals?

The director nominees will be elected by a majority of the votes cast for each nominee, which means that the director will be elected if the number of votes cast in favor of each nominee exceeds the number of votes cast against the nominee. In the event of a contested election, the required vote for director nominees would revert to a plurality of the votes presented in person or by proxy. The majority voting standard sets forth procedures to be followed by the board in the event a director is not elected, including an offer by the director not elected to tender his or her resignation to the Board, and the Nominating Committee recommending to the board whether to accept the resignation or take other action. Board action on the recommendation is required within 90 days from the date of the certification of the election results, with a public disclosure of the reasons for such action. In the event any nominee is unable to serve (which is not anticipated), the person designed as proxies will cast votes for the remaining nominees and for such other persona as they may select, or the size of the Board will be reduced.

The approval of the amendment to the articles of incorporation to increase the number of authorized common shares from 100,000,000 to 200,000,000 requires a vote of a majority of outstanding shares of Common Stock entitled to vote.

The advisory proposal on the compensation of the Company’s executive officers, the approval of the 2018 Equity Plan, and the ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 will be approved if the number of votes cast in favor of each proposal exceeds the number of votes cast against the proposal..

How are abstentions and broker non-votes counted?

In the case of proposals 1, 2, 3 5 and 6, abstentions and broker non-votes, as well as the failure to return a signed proxy card assuming a quorum is present, are not treated as votes cast on any proposal; therefore, they will not affect the outcome of any proposal voted on at the Annual Meeting.

In the case of proposal 4, because a vote of a majority of outstanding shares of Common Stock entitled to vote is required, both abstentions and broker non-votes will have the same effect as a vote against.

A broker non-vote occurs when a broker does not vote on a particular matter because the broker does not have discretionary authority on that matter and has not received instructions from the owner for the shares. Under Nasdaq rules, your broker or bank does not have discretionary authority to vote your shares of Common Stock on any of the proposals other than the ratification of the independent registered public accounting firm proposal. To avoid a broker non-vote, you must provide voting instructions to your broker, bank or other nominee by following the instructions provided to you.

What constitutes a “quorum” for the Annual Meeting?

A “quorum” is the presence at the meeting, in person or represented by proxy, of the holders of the majority of the outstanding shares of Common Stock. Abstentions and broker nonvotes will be counted as present and entitled to vote for purposes of determining a quorum.

Who pays for the Annual Meeting and the solicitation of proxies?

The Company will pay the costs of the Annual Meeting and the solicitation of proxies. Solicitation of proxies may be made in person or by mail or telephone by directors, officers and regular employees of the Company without receiving additional compensation. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such person, and the Company will reimburse such forwarding expenses.

How do I access the Company’s proxy materials?

We use the Notice and Access rule adopted by the Securities and Exchange Commission (the “SEC”) to provide access to our proxy materials to certain shareholders over the Internet instead of mailing a printed copy of the proxy materials to each shareholder. As a result, on or about March [    ,] 2018, we are mailing to most shareholders only a Notice of Internet Availability of Proxy Materials (the “Notice”) that tells them how to access and review the information contained in the proxy materials over the Internet and how to vote their proxies by telephone or over the Internet. If you received only this Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request the materials by following the instructions for requesting printed copies included in the Notice.

When are proposals for the 2019 Annual Meeting due?

Any proposal that a shareholder may intend to present at the 2019 Annual Meeting of Shareholders must be received in writing by the Secretary of the Company, at its principal executive office, located at 1101 First Street South, Winter Haven, FL 33880, no later than 120 calendar days before the release date of the previous year’s annual meeting proxy statement or [                    , 2018.] If the proposal complies with all of the requirements of Rule 14a-8 under the Exchange Act, the proposal will be considered for inclusion in the Company’s proxy statement and form of proxy relating to such meeting.

The Nominating Committee will consider director candidates recommended by shareholders, provided the recommendation is in writing and delivered to our President and CEO at our principal executive office not later than the close of business on the 120th day prior to the first anniversary of the date on which we first mailed our proxy materials to shareholders for the preceding year’s annual meeting of shareholders or                     , 2018. The nomination and notification must contain the nominee’s name, address, principal occupation, total number of shares owned, consent to serve as a director, and all information relating to the nominee and the nominating shareholder as would be required to be disclosed in the solicitation of proxies for the election of such nominee as a director pursuant to the Securities and Exchange Commission’s proxy rules. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a shareholder or not.

2017 EXECUTIVE COMPENSATION OVERVIEW

Company Performance during 2017

We successfully grew the Company during 2017 both organically and through acquisition, while remaining a community bank focused on our customers and our other stakeholders, including our shareholders and the communities in which we do business.

•	Earnings Per Share (‘EPS”):

•	EPS adjusted for certain items, including, among other things, merger related expenses (“Adjusted EPS”), increased 11% to $1.41 in 2017 compared to 2016.

•	Tangible book value per share (‘TBVPS”):

•	TBVPS increased 15.9% from $8.93 at December 31, 2016 to $10.35 at December 31, 2017.

•	Return on Average Assets (“ROA”):

•	ROA, adjusted for certain items including, among other things, merger related expenses (“Adjusted ROA”), increased from 1.26% in 2016 to 1.30% in 2017.

•

Asset Growth: Increased by 40.3%, taking into consideration the April 1, 2017 acquisition of Platinum Bank Holding Company (“Platinum”) and the May 1, 2017 acquisition of Gateway Financial Holdings, Inc. (“Gateway”), and 7.8% excluding those acquisitions, while improving our efficiency ratio from 58% in 2016 to 55% in 2017. On January 1, 2018, we completed two additional acquisitions – Sunshine Bancorp, Inc. (“Sunshine”) and HCBF Holding Company, Inc. (“HCBF”) – which increased our assets by 47% or $3.3 billion.

•	Loan Growth: Loans, excluding PCI loans and acquisition date loan balances from the acquisitions of Platinum and Gateway, increased by 10.9% during 2017.

•	Deposit Growth: Non-time deposits increased by 5.6%, not including the deposit balances from the acquisitions of Platinum and Gateway.

Strategic Accomplishments

•

As noted, we completed two acquisitions on April 1, 2017 and May 1, 2017 – Platinum and Gateway – which provided us with approximately $1.6 billion in new assets and $1.2 billion in new deposits, and two additional acquisitions on January 1, 2018 – Sunshine and HCBF – which increased our assets by $3.3 billion and $2.5 in new deposits. Our total assets now exceed $10 billion and make us one of the largest community banking organizations in Florida in terms of assets, market capitalization, deposit market share and branch footprint.

•

We completed a corporate reorganization to prepare us to appropriately manage our company as we grow, with Mark Thompson named President of our Bank and a director of the company, and effective January 1, 2018, Daniel Bockhorst moving to Chief Credit Officer, Beth DeSimone to Chief Risk Officer and Brett Rawls as Chief Administrative Officer. Ernest Pinner remains our Executive Chairman, John Corbett the President and Chief Executive Officer of the Company and CEO of the Bank, Jennifer Idell our Chief Financial Officer, and Stephen Young our Chief Operating Officer.

Corporate Governance Highlights

•

During 2017 and in preparation for growing to an over $10 billion organization, we enhanced our risk oversight by moving from a combined management and board risk committee to an independent standing board risk committee.

•

We have added three independent board members, two of whom – Mr. David Salyers and Ms. Jody Dreyer – have a focus is culture and employee and customer engagement, and Mike Brown Sr., an experienced banking veteran in Florida having served as CEO of two publicly traded banks.

•

In 2018, we are adding a standing culture committee, tapping the expertise and leadership experience of our new board members. This committee will provide guidance and oversight over the Company’s efforts on developing a culture focused on enhancing customer and employee experience, as well as engagement with all stakeholders, and identifying and mentoring diverse leaders throughout the organization, including the board of directors. The committee reflects the emphasis the Company places on communication of its core values to all stakeholders, and the desire to attract, inspire and reward high quality employees.

•	Other notable features of our corporate governance include:

•	An active independent Board, with thirteen independent directors, an Executive Chairman separate from the President and Chief Executive Officer, and a separate lead independent director.

•

The adoption in 2017 of a majority voting standard for director nominees in uncontested elections, which requires election of each director by an affirmative vote of the majority of votes cast. In the event of a contested election, the required vote for director nominees would revert to a plurality of the votes represented in person or by proxy. The majority voting standard sets forth procedures to be followed by the Board in the event a director is not elected.

•

Use of an independent compensation consultant, McLagan, an AON Hewitt company, to assist the Board and the Compensation Committee on the appropriate compensation structure for our executives, Board and employees.

•

Stock ownership guidelines of 4x base salary for John Corbett and Ernie Pinner, our CEO and Executive Chairman, respectively, and 2x base salary for the remainder of our named executive officers or NEOs to align their interest to those of our shareholders.

•	The adoption of restrictions on pledging and prohibitions on hedging of our common stock by directors and executive management to reduce conflicts of interest.

Compensation Highlights

Our executive compensation is based on aligning our executives with those of our shareholders, while maintaining appropriate risk controls. Features of the program include:

•

Cash base salary and potential bonus opportunity payable 100% in cash, based on objective performance metrics tied to (i) ROA measurements adjusted for certain items, including merger related expenses, and (ii) certain credit and regulatory gates. These performance measures tie compensation to the financial health of the Company and include a claw-back provision in the event of material inaccuracies in financial statement or performance metrics reporting.

•

Long term performance incentives based on relative TSR and absolute EPS growth, as well as time-vesting Restricted Stock Units (“RSUs”), each of which supports long term goals and results over short term gains in part through a mandatory 2 year holding period after the awards vest before the awards can be sold;

•	Oversight by our Compensation Committee, which works with the CEO on compensation and makes the final decisions over executive compensation and incentives.

For further information, please see “COMPENSATION DISCUSSION AND ANALYSIS.”

PROPOSAL ONE

ELECTION OF DIRECTORS

General

The Annual Meeting is being held to elect directors to serve a one-year term of office expiring at the next Annual Meeting of Shareholders, and until the director’s successor is duly elected and qualified. Accordingly, the terms of each member of the Board expire at the Annual Meeting. The individuals nominated for election as directors at the Annual Meeting will serve for a one-year term expiring at the Annual Meeting of Shareholders in 2019.

The bylaws of CenterState provide that the number of directors can be increased or decreased at any time by action of the Board of Directors, but no action to decrease the number of directors shall have the effect of shortening the terms of any current director, Currently, the Board has set the number of directors at 16, with the option to increase or decrease the number at any time. G. Robert Blanchard, Jr., who has been a member of the board of the Company since 2005, and before that as a director of CenterState Bank of Florida, N.A., has requested not to stand for re-election at this annual meeting, as his dual service on both the Company’s board of directors and the board of directors of The Bank of Tampa, a $1.5 billion commercial bank in Tampa, Florida, will be prohibited by the large bank provisions of the federal Depository Institution Management Interlocks Act as of June 1, 2018.

All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified in those proxies. If no specification is made, the proxies will be voted for the election of the nominees listed below. As noted above under “Meeting Information,” directors in uncontested elections such as this one are elected by a majority of the votes cast for each nominee, which means that the director will be elected if the number of votes cast in favor of each nominee exceeds the number of votes cast against the nominee.

Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE NOMINEES LISTED BELOW.

The table below lists each current director, and the standing committee membership of each director. Each director serving on one of the Company’s standing committees has been determined to be independent. None of the management directors serves as a voting member of any of the standing committees.

Board members	Audit Committee	Risk Committee	Compensation Committee	Nominating Committee
Ernest S. Pinner (Chair)*
Charles W. McPherson (Lead Independent)		Member		Member
James H. Bingham		Member
G. Robert Blanchard, Jr.	Member		Member
Michael J. Brown, Sr.	Member
C. Dennis Carlton				Chair
Michael F. Ciferri		Chair	Member
John C. Corbett*
Jody Jean Dreyer**
Griffin A. Greene	Member		Chair
G. Tierso Nunez II***	Chair
Thomas E. Oakley			Member	Member
William K. Pou, Jr.		Member	Member
Daniel R. Richey	Member
David G. Salyers**
Joshua A. Snively			Member
Mark W. Thompson*

*	Management director
**	Recently appointed director; will be appointed to Culture Committee
***	Audit Committee financial expert

The following information sets forth the name and age of each nominee for director, a description of his position and offices with CenterState other than as a director, if any, and a description of his or her principal occupation and business experience during at least the last five years. We also note the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a director of CenterState.

James H. Bingham, (Age: 69); Year first elected a Director: 1999;  Mr. Bingham founded Bingham Realty, Inc. in 1974, which specializes in the brokerage and management of commercial properties. He is also President of Concire Centers, Inc., a commercial real estate development company, and has been actively involved with the acquisition and development of commercial real estate throughout Florida throughout his career. He has been an active member of the International Conference of Shopping Centers for over twenty years. Mr. Bingham was one of the original directors of the Company and also has served as a director of CenterState Bank, N.A., one of the Company’s former subsidiary banks which merged together into a single subsidiary in 2010. Mr. Bingham’s forty plus years of experience in the real estate business, from the perspective of both the borrower and lender, is a valuable resource and insight that is shared with the Board as it sets real estate lending strategy and policy.

Michael J. Brown, Sr., (Age 76); Year first appointed a Director: 2018;  Mr. Brown has served as Chairman and Chief Executive Officer of HCBF since inception and of Harbor Community Bank since its acquisition by HCBF (2011 – Jan 2018). Mr. Brown was the former President, Chief Executive Officer and Chairman of the Board of Directors of Harbor Federal Savings and Loan Association (“Harbor Federal”), Fort Pierce, Florida from 1976 until its sale to National City Corp. in 2006. Mr. Brown has over 50 years’ experience in banking, beginning at Prudential Savings & Loan, Clayton, Missouri in 1964, where he ultimately become CFO, to serving as CFO at University Federal Savings & Loan Association, Coral Gables, Florida, prior to becoming President at Harbor Federal in 1974. Mr. Brown received a bachelor’s degree from St. Louis University in 1962. He has served on numerous community, state and national organizations. Mr. Brown’s significant experience in and knowledge related to the banking industry will be a valuable asset to CenterState and CenterState Bank, and the integration of CenterState with HCBF.

C. Dennis Carlton, (Age: 65); Year first elected a Director: 2008;  Mr. Carlton is President and owner of Mid-State Realty Company (1975—present) and a cattle rancher and citrus grower (1976 – present). He is also a director of Farm Credit of Central Florida, an active investor in the central Florida real estate industry, including citrus groves, land acquisition and development, office buildings and mini warehouses. Mr. Carlton was a founding director of Valrico State Bank, and served as a director on its board for over twenty years. Mr. Carlton is highly skilled and knowledgeable about real estate in central Florida and his insight and opinion regarding real estate values and operations is a valuable resource which is frequently used by the Board and the Company.

Michael F. Ciferri, (Age:68); Year first elected a Director: 2014;  Mr. Ciferri, a West Point graduate, has enjoyed a successful 38 year business career starting and purchasing multiple businesses in the United States and the United Kingdom primarily focused on manufacturing, sales and real estate. He currently is President of several family businesses including a management company, a manufacturer’s representative company, a horse ranch and a liquid fertilizer manufacturer company. Mr. Ciferri was a founding director of Gulfstream Business Bank, serving as a director for 14 years and serving as the Chairman of Gulfstream’s holding company board for 10 years. He was also a past director of the Barnett Bank of the Treasure Coast. Mr. Ciferri’s extensive experience in strategic planning, identifying and evaluating businesses and business opportunities, and developing management teams is a valuable asset to the Company and the Board.

John C. Corbett, (Age: 49); Year first elected a Director: 2011;  Mr. Corbett has been the President and Chief Executive Officer of the Company since July 2015 and was its Executive Vice President from 2007 to 2015. He also serves as the President, Chief Executive Officer and a Director of CenterState Bank, N.A. (2003 to present) and was the bank’s Executive Vice President and Chief Credit Officer from 2000 to 2003. Prior to joining

CenterState Bank, N.A. in 1999, he was Vice President of Commercial Banking at First Union National Bank in Florida (1990 to 1999). Because of his leadership roles since the founding of the Company, he brings a strong historical perspective and working knowledge of our Company which the Board believes contributes considerable value as part of the Board’s deliberations and decision making process.

Jody Jean Dreyer, (Age 56); Year first appointed a Director: 2018;  Author, advisor and recently retired senior executive at The Walt Disney Company. Ms. Dreyer, who joined Disney in 1980, and spent over 30 years with the company, served in various capacities, including leading worldwide synergy, heading Disney’s global outreach initiatives, various marketing, guest relations and community affairs positions in the theme parks, motion picture unit, and at the worldwide Corporate offices. Among her many projects, she had a leadership role as part of the grand opening team of Disneyland Paris. She also served as the Walt Disney World Ambassador—the face of the company throughout the world. She is the author of “Beyond the Castle, A Guide To Discovering Your Happily Ever After,” (Harper Collins/Zondervan). Ms. Dreyer brings a valuable perspective on marketing, community relations and company culture from a large and well respected publicly traded organization.

Griffin A. Greene, (Age: 59); Year first elected a Director: 2012;  Mr. Greene is President of Greene’s Citrus Management, Inc. and an officer or partner in numerous family owned citrus businesses including grove ownership, management and marketing of citrus. Mr. Greene served on the Board of Indian River National Bank from 1999 through 2004 and served as its Chairman from 2002 through 2004. Mr. Greene also served on the Board of Directors of Alabama National Bancorp from 2004 until it was acquired by RBC Bank in 2009. Mr. Greene also served on the Audit Committee of the Board and as the Audit Committee Chairman from 2006 to 2008. From 1995 to 1999 Mr. Greene served on the Governing Board of the St. Johns River Water Management District. Mr. Greene’s long tenure in banking as well as small businesses gives him insight into the lending relationship necessary for sound and effective lending. Mr. Greene is a graduate of the University of Florida.

Charles W. McPherson, (Age:70); Year first elected a Director: 2012;  Mr. McPherson is the Company’s lead independent director and Vice Chairman of the Board of Directors. He is a retired executive with thirty-eight years of experience as a senior level banking executive in Central Florida. Mr. McPherson served as Chairman, President and CEO of SunTrust Bank, Mid-Florida, a $1.5 billion bank with 26 branches in Central Florida between 1988 and 2008. Previously, he was the Chairman, President and CEO of Sun First National Bank of Polk County (1986 – 1988); Group President of Sun First National Bank of Polk County (1984 – 1986); Chairman, President and CEO of Flagship State Bank of Polk County (1979 – 1984); and Executive Vice President of Flagship Bank of Okeechobee (1974 – 1979). Mr. McPherson brings his lengthy and extensive experience and his historical and in-depth insight from both the perspective of our industry and its evolution, as well as from the perspective of the primary markets that the Company serves.

G. Tierso Nunez II, (Age 64); Year first elected a Director: 2004;  Mr. Nunez has been a Certified Public Accountant since 1976 and has served as President and owner of G.T. Nunez & Associates, P.A., a public accounting firm since 1992. During his career, Mr. Nunez served as an independent auditor in the public accounting field for 32 years and two years as the Chief Financial Officer of a Florida banking institution. Mr. Nunez spent the first ten years of his career as an auditor with Coopers and Lybrand, now known as PricewaterhouseCoopers (PwC), of which three years were spent on a special assignment in the Firm’s National Office in New York City. Since 2004, Mr. Nunez has served as the designated financial expert on the Audit Committee of CenterState Bank Corporation and as Chairman of the Company’s Audit Committee since 2011. Mr. Nunez brings a wealth of experience both as a preparer and auditor of financial statements of public and private enterprises.

Thomas E. Oakley, (Age 75); Year first elected a Director: 2002;  Mr. Oakley is President of both Oakley Groves, Inc., an integrated citrus business including grove ownership, grove management and trucking company related to the distribution of citrus products, and Oakley Transport, Inc., a national transportation company hauling liquid food grade products. He was also a past director of Alico, Inc., a public company (agricultural and land management business) (1992 – 2005). Mr. Oakley has been a director of the Company since 2002, and was a founding director of CenterState Bank, N.A., which was acquired by the Company in 2002. Mr. Oakley serves on the Company’s compensation committee and nominating committee. Mr. Oakley energetically contributes his many years of experience as an entrepreneur and his skills for formulating and evaluating business strategies.

Ernest S. Pinner, (Age 70); Year first elected a Director: 2002;  Mr. Pinner has been the Executive Chairman of the Board of Directors since July 2015 when he stepped down from his role as President and CEO of the Company. Mr. Pinner has been actively involved in the banking business in Central Florida over the past fifty years. Mr. Pinner is also the chairman of the Company’s subsidiary bank. He was the founding President and CEO of CenterState Bank, N.A., which was acquired by the Company in 2002. He was a director of CenterState Bank MidFlorida, N.A., which was acquired by the Company in 2006. Prior to joining the Company in 1999, he had a lengthy career with First Union Bank and was the area President and Senior Vice President of First Union National Bank between 1986 and 1999. Mr. Pinner brings a lifetime of banking experience at all levels of a financial institution (both regional and community banking) to the Board of Directors of CenterState.

William Knox Pou, Jr. (Age 61); Year first elected a Director: 2012;  Mr. Pou is the Executive Vice President and Chairman of Compliance Committee of W.S. Badcock Corporation (dba Badcock Home Furniture & More) where he is responsible for the retail operations of stores in eight states throughout the southeastern United States. Mr. Pou has spent his entire adult life with this organization and has been involved in all aspects of its operations including the consumer credit division as well as personally owning and operating several stores between 1979 and 1998 as an independent dealer. Mr. Pou is a director of CenterState Bank, N.A., the Company’s subsidiary bank, where he has served on several board committees. He was also a founding director of the First National Bank of Polk County in 1992, one of the initial three banks which were merged together to form the Company. Mr. Pou serves on the Boards of Trustees of Florida Southern College in Lakeland, Florida and Lakeland Regional Health. Mr. Pou’s value to the Board comes from his thirty plus years of experience and insight in consumer credit and collections as well as his experiences and skill operating multi-unit, multi-state operations. Mr. Pou is a graduate of Mercer University, Macon, Georgia.

Daniel R. Richey (Age 59); Year first elected a Director: 2014;  Mr. Richey has been in the citrus business in Florida for the past 36 years. Mr. Richey is President and CEO of a large grapefruit packing company and exporter in Florida. He also operates a harvesting company and consulting company servicing the agricultural industry throughout the US. He was past Chairman of the Florida Citrus Commission, President and Chairman of the Indian River Citrus League, President of the Florida Citrus Packers and was selected by the U.S. Secretary of Agriculture in 2006 to serve on the Advisory Committee to the Secretary. In November 2014, Mr. Richey was selected by the U.S. Trade Representative and the U.S. Secretary of Agriculture to serve on the Agricultural Trade Advisory Committee. Mr. Richey served on the Board of Directors of Indian River National Bank between 1996 and 2008 and of Gulfstream Business Bank between 2008 and 2014. Mr. Richey’s long and extensive experience in the agricultural business in Florida and recent experience as a bank board member at two local community banks provides valuable insight to the Company and the Board.

David G. Salyers (Age:59); Year first appointed a Director: 2017;  Mr. Salyers is Vice President of Growth and Hospitality for Chick-fil-A, Inc., the Atlanta based fast food restaurant chain, where he has spent his entire career. He also is active in community activities, including being on the board of trustees of the Chick-fil-A Peach Bowl, and has been involved in venture capital partnerships and technology ventures, as well as serves on various boards of national marketing organizations. Mr. Salyers is the author of the book, “Remarkable!” on company culture. Mr. Salyers’ experience in operating a national service-oriented business and leadership development is considered a valuable asset to the Company and the Bank as it continues to grow into a larger community bank with a focus on the customer and employees.

Joshua A. Snively (Age 53); Year first elected a Director: 2012;  Mr. Snively is Executive Vice President of Operations for Flotek Industries, Inc. and President of its wholly owned subsidiary, Florida Chemical Company, Inc. Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and downhole drilling and production equipment. Flotek acquired Florida Chemical in 2013, a leading manufacturer and supplier of citrus oils to global markets. He has been with that company since 1995 and was instrumental in transforming the company from a family-owned and operated business to a professionally managed operation with an independent board of directors. Prior to joining Florida Chemical, Mr. Snively was Vice President of Commercial Agriculture Finance at SunTrust Bank and was a commercial lender for Farm Credit of Central Florida. He graduated with a B.S. in Finance and Citrus Management from Florida Southern College. Mr. Snively has been serving as a director of the Company’s subsidiary bank since January 2009. He is also the chairman of the subsidiary bank’s loan committee and also serves on the Company’s compensation committee. Mr. Snively’s commercial finance experience and his understanding of family owned businesses provides valuable insight to the Company as it develops its lending strategy and policy.

Mark W. Thompson, (Age 53) Year first appointed a Director: 2018;  President of CenterState Bank, N.A. (September 2017 to present). Executive Vice President and Regional President overseeing the Bank’s South Florida market (2014 to September 2017). Mr. Thompson also served as Head of Special Assets for the Bank (2010 to 2014), Chief Credit Officer of CenterState Bank of Central Florida, a predecessor and related bank to the Bank, (2008-2010), and as Area Executive for Polk County, Florida (2005 to 2008). Prior to joining CenterState, Mr. Thompson held positions in several other financial institutions over his nearly 33 years in the banking industry, including Barnett Bank and Wachovia Bank. Mr. Thompson provides additional perspective on employee and customer relationships to the Company’s board as a long-serving executive and market leader.

Director Independence

CenterState’s common stock is listed on the Nasdaq Global Select Market. Nasdaq requires that a majority of CenterState’s directors be “independent,” as defined by the Nasdaq rules. In determining director independence, the Board considers all relevant facts and circumstances, including the Nasdaq rules. The Board considers the issue not only from the standpoint of a director, but also from that of persons or organizations with which the director has an affiliation. The Board of Directors has determined that all 13 of our non-management directors are independent under the Nasdaq guidelines. As members of management, Messrs. Pinner, Corbett and Thompson are not considered independent.

Corporate Governance

The Company’s Board and executive management work together to oversee the Company’s activities to ensure our culture is communicated and we abide by applicable law and high ethical standards. We have adopted a Code of Ethics, which is available on our website at www.centerstatebanks.com under Investor Relations/Governance Documents, and encourage our employees to take initiative and be responsible for their actions. The importance of maintaining our culture and communicating our core values to our stakeholders, including our employees and mentoring and training our employees as we grow is such that in 2018 we are establishing a Board Culture Committee, designed to tap the expertise and leadership experience of our newest Board members in developing a service oriented culture.

Board Leadership Structure and the Board’s Role in Risk Oversight

The Company has separated the roles of Chief Executive Officer and the Executive Chairman of the Board, with Mr. Pinner the Executive Chairman and Mr. Corbett the President and Chief Executive Officer. However, the Board maintains flexibility with respect to combining or separating the positions of Chairman and Chief Executive Officer. The Board believes such flexibility permits CenterState to select the most qualified candidate for the position of Chairman, including a member of management, if the Board believes he or she will provide the most effective leadership for the Company. As Executive Chairman, Mr. Pinner’s duties include:

•	Developing agendas, in consultation with management and other directors, and presiding over Board meetings;

•	Conducting shareholders’ meetings;

•	Taking the lead in ensuring Board compliance with corporate governance policies and in setting the tone for ethical business conduct;

•	Interviewing potential director candidates, and coordinating with the Nominating Committee on director, Committee and Chair appointments;

•	Identifying the development needs of the Board as a whole to enhance its overall effectiveness; and

•	Assist the CEO with developing and enhancing relationships with major customers, shareholders and analysts.

Charles W. McPherson is the Company’s lead independent director and Vice Chairman of the Board of Directors. Mr. McPherson’s duties include:

•	Providing input to and assist the Executive Chairman in developing Board agendas;

•	Coordinating with the Executive Chairman regarding information to be provided to the independent directors in performing their duties;

•	Chairing the regular meetings and executive sessions of independent directors without management or non-independent directors present;

•	Chairing the regular meetings of the Board of Directors in the absence of the Executive Chairman; and,

•	Acting as a liaison between the independent directors and the Executive Chairman and/or the Chief Executive Officer.

The Board believes that its leadership structure reinforces its risk oversight. CenterState has been, and continues to be, a strong advocate of Board independence and has put into place measures to maintain independent director oversight of management. For example, 13 of the 16 CenterState director nominees are independent under Nasdaq guidelines, and the Board’s major committees, including Audit, Risk, Compensation, and Nominating Committees, is comprised solely of independent directors. CenterState’s non-management directors meet in executive session periodically without management in attendance. This means that oversight of critical matters such as the integrity of CenterState’s financial statements, and oversight of the Company’s primary risks (including credit, liquidity, pricing, operational, cyber, legal and reputational risks), executive compensation (including compensation of the executive officers), the selection of directors and the evaluation of the Board and key Committees is entrusted to independent directors.

Management is responsible for day-to-day risk management of the Company, while the Board, as a whole and through its committees, has responsibility for the oversight of that risk management. The Board on an annual basis approves the Company’s risk appetite statement, which documents the Company’s tolerance for risk in twelve key risk categories. All of the Board members receive monthly written reports which include month to date and year to date financial metrics as well as credit metrics. The financial data is compared to the annual budget which is approved by the Board on an annual basis. Further, at the close of each Board of Directors meeting, the directors have an opportunity to convene an executive session, in private, without any management present.

We have four standing board committees, the members of which are all considered independent, as defined by applicable rules and regulations: Risk, Audit, Compensation and Nominating. Each of these committees operate pursuant to a written charter a copy of which is available on the Company’s website at www.centerstatebanks.com.

The Risk Committee, oversees the primary key business risks what may impact the Company’s operations and results. The Risk Committee monitors the Company’s performance to ensure alignment with the tolerance levels articulated in the risk appetite statement. The Risk Committee also oversees the risk management policies, procedures, strategies and systems established by management to identify, measure, mitigate, monitor and report major risks, including emerging risks, as well as stress testing and capital planning and management. The categories of enterprise risk overseen by the Risk Committee include capital risk, credit risk, earnings risk, liquidity risk, market risk, price risk, operational risk, legal/compliance risk, cyber risk, reputational risk, and risks associated with the Bank’s correspondent division and mortgage division. The Risk Committee met 4 times during 2017.

The Audit Committee also plays a role in risk management. The Audit Committee oversees the integrity of the Company’s financial reporting processes, including matters relating to internal controls over financial reporting. The Audit Committee also has oversight responsibilities for compliance with law and regulatory requirements, as well as the internal audit function and the independent auditors. The Audit Committee also reviews any significant findings in internal audit reports and management’s response to such reports, including any significant instance where employees have not adhered to law or the Company’s policies, procedures or internal controls. The Audit Committee meets with management, internal audit personnel and the Company’s independent auditors each quarter to review the earnings press release and Form 10-Q. The Audit Committee asks questions of management as well as the auditors. Each quarter, the Audit Committee has the opportunity to meet with the independent auditors privately, without management present. The Audit Committee met 12 times during 2017. For further information, please see “AUDIT COMMITTEE REPORT.”

The Compensation Committee is assisted by an independent compensation consultant hired by the Committee, which provides advice on the Company’s compensation program and the risks associated with such program. The Compensation Committee meets with the consultant, with management present and without management present, and based on the reports of the consultant and reports by the Chief Risk Officer relating to risk’s review of the Company’s compensation program and various incentive plans, has determined that the Company’s compensation incentive programs do not encourage excessive or unnecessary risks that are reasonably likely to result in a material adverse effect on the Company or could threaten the value of the institution. The Compensation Committee met 5 times during 2017. For further information, please see “COMPENSATION DISCUSSION AND ANALYSIS – Role of the Compensation Committee.”

Our Nominating Committee has the exclusive right to recommend candidates for election as directors to the Board. The Nominating Committee operates pursuant to a written charter, a copy of which is included on the Company’s website at www.centerstatebanks.com. We do not have a formal board diversity policy. Board candidates are considered based upon various criteria, such as the needs of the board, the directors’ broad-based business and professional skills and experience, their business and social perspective, diversity, concern for the long-term interests of the shareholders, and personal integrity and judgment. In addition, candidates must be aware of the director’s vital part in our good corporate citizenship and corporate image, have time available for meetings and consultation on Company matters, and be willing to assume broad, fiduciary responsibility. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability. The Nominating Committee will review the qualifications and backgrounds of the directors, as well as the overall composition of the Board, and recommend to the full Board the slate of directors to be nominated for election at the annual meeting of shareholders. The Nominating Committee met 2 times during 2017.

Our Board has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to our Board of Directors at 1101 First Street South, Winter Haven, FL 33880, Attention: Secretary. All communications will be compiled by the Secretary and submitted to the members of the Board.

Additional Corporate Governance Information and Code of Ethics

For additional information about our corporate governance, please refer to our website at www.centerstatebanks.com under Investor Relations/Governance Documents. Information available at this website includes our Code of Ethics and the charters of each of the four standing committees of the Board, including the Risk Committee, the Audit Committee, the Compensation Committee and the Nominating Committee. This information is also available in print, free of charge upon request addressed to: CenterState Bank Corporation, Attention: Secretary, 1101 First Street South, Winter Haven, FL 33880.

Director Compensation

Board and Committee Fees

Each non-employee director receives a cash annual retainer of $28,000, payable on a quarterly basis for his or her service on the board of the Company and the subsidiary Bank. Each non-employee director also receives an additional $15,000 annual retainer fee paid in the Company’s common stock. The vice-chair of the Board, Mr. MacPherson, received an additional cash retainer of $15,000 to compensate for his role as the vice chair and lead independent director. As inside directors, Messrs. Pinner, Corbett and Thompson do not receive board or committee fees.

Members of the Compensation Committee and Nominating Committee each received $600 for each meeting attended. The Chairs of each of these committees also received an annual retainer fee of $5,000. Members of the Risk Committee each received $600 for each meeting attended but the Chair of the Risk Committee, Mr. Ciferri, received an annual retainer of $10,000 for his service. Members of the Audit Committee each received a fee of $800 per meeting attended. Mr. Nunez, the Chair of the Audit Committee, and our designated “financial expert” pursuant to the Sarbanes-Oxley Act of 2002 received a quarterly retainer fee of $8,000.

Director Stock ownership requirements

Each of our non-employee directors is required to own Company common stock in the amount of at least two times the director’s annual director compensation. All directors in service during 2017 met the minimum stock ownership requirements.

Director meeting attendance during 2017

Our Board of Directors held ten meetings during 2017. During 2017, the Audit Committee met 12 times, the Risk Committee 4 times, the Compensation Committee 5 times and the Nominating Committee 2 times. Each incumbent director attended at least 85% of our aggregate Board of Director and committee meetings held during the period for which he has been a director. While we do not have a policy requiring directors to attend the Annual Meeting, all Board members attended last year’s Annual Meeting and all Board nominees are expected to be present at our 2018 Annual Meeting. The table below summarizes the number of board meetings and principal committee meetings held during 2017 and the attendance record of each of our directors.

Director Compensation table

Our non-employee Director compensation for 2017 is shown in the Director Compensation Table presented below.

Name	Fees earned or paid in cash ($)	Stock awards ($) (1)	Option awards ($) (2)	Non-Equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total ($)
James H. Bingham	$34,950	$35,023.73	$19,750.50 (3)	---	---	---	$89,724
G. Robert Blanchard, Jr.	$40,150	$35,023.73	---	---	---	---	$75,174
C. Dennis Carlton	$41,600	$35,023.73	---	---	---	---	$76,624
Michael F. Ciferri	$45,150	$35,023.73	---	---	---	---	$80,124
Griffin A. Greene	$46,200	$35,023.73	---	---	---	---	$81,224
Charles W. McPherson	$54,850	$35,023.73	---	---	---	---	$89,874
G. Tierso Nunez II	$69,600	$35,023.73		---	---	---	$104,624
Thomas E. Oakley	$36,400	$35,023.73	---	---	---	---	$71,424
William Knox Pou, Jr.	$36,000	$35,023.73	---	---	---	---	$71,024
Daniel R. Richey	$37,600	$35,023.73	---	---	---	---	$72,624
Joshua A. Snively	$37,700	$35,023.73	---	---	---	---	$72,724
David G. Salyers	$14,000	$17,523.50					$31,524

(1)	For all non-employee directors, the amounts presented above represent the fair value of the 2017 common stock issued to non-employee directors in service during 2017. Each non-employee director, other than Mr. Salyers, received 819 share of common stock on February 7, 2017, with a stock price of $24.42 per share, and 595 shares of common stock on September 19, 2017, with a stock price of $25.25 per share, for a total grant date fair value of $35,023.73. Mr. Salyers was appointed to the Company’s Board on July 20, 2017 and received 595 shares of common stock on September 19, 2017 for a total grant date fair value of $15,023.75. Mr. Brown and Ms. Dreyer were appointed to the Board in 2018 and thus are not included in this table.
(2)	Outstanding stock options as of December 31, 2017 for non-employee directors are as follows: 4,350 options for Mr. Bingham; 6,000 options for Mr. Blanchard; 6,000 options for Mr. Oakley; and 1,000 options for Mr. Carlton. These stock options were granted on February 5, 2008 for a ten year term and an exercise price of $15.16 per share. These stock options were exercised prior to the February 5, 2018 expiration date.
(3)	Represents the ordinary income recognized on non-qualified options exercised during 2017.

Senior Executive Officers

The following is a list of our Senior Executive Officers and all positions held by them, including the period each such position has been held, a brief account of their business experience during at least the past five years and certain other information. These officers are also our Named Executive Officers or NEOs for purposes of this proxy statement. Executive officers are appointed annually at the organizational meeting of the Board of Directors, which follows our annual meeting of shareholders, to serve until a successor has been duly elected and qualified or until his death, resignation, or removal from office. Information concerning directorships, committee assignments, minor positions and peripheral business interests has not been included.

John C. Corbett, (Age 49); President and Chief Executive Officer (2015 to present) and Director (2011 to present) of Company; Chief Executive Officer and Director of CenterState Bank, N.A. (2003 to present); President of CenterState Bank, N.A. (2003 to September 2017); Executive Vice President of Company (2007-

2015); Executive Vice President and Chief Credit Officer of CenterState Bank of Florida, N.A. (2000 – 2003); Vice President of Commercial Banking at First Union National Bank in Florida (1990 – 1999). Mr. Corbett is the brother-in-law of Mr. Young, the Company’s Executive Vice President and Chief Operating Officer.

Stephen D. Young, (Age 42); Executive Vice President, and Chief Operating Officer of Company (2016 to present) and CenterState Bank, N.A. (May 2010 to present); Executive Vice President and Chief Financial Officer of CenterState Bank, N.A. (2002 – 2010); senior auditor with Deloitte & Touche LLP (1998 – 2001). Mr. Young is the brother-in-law of Mr. Corbett, the Company’s Chief Executive Officer and President.

Jennifer L. Idell, (Age 42); Executive Vice President, Chief Financial Officer of the Company (April 2017 to present). Senior Vice President, Chief Financial Officer, and Corporate Secretary of the Company (June 2016 to April 2017). Chief Financial Officer, CenterState Bank, N.A. (2010 to present); Chief Financial Officer and Controller, Bank of Florida-Southwest (2004-2010); Chief Financial Officer, Bank of Florida – Southeast (2008-2010); various accounting positions ending in Controller, First Southern Bank in Boca Raton (1996-2004).

Mark W. Thompson, (Age 53); President of CenterState Bank, N.A. (September 2017 to present). Executive Vice President and Regional President overseeing the Bank’s South Florida market (2014 to September 2017). Mr. Thompson also served as Head of Special Assets for the Bank (2010 to 2014), Chief Credit Officer of CenterState Bank of Central Florida, a predecessor and related bank to the Bank, (2008-2010), and as Area Executive for Polk County, Florida (2005 to 2008). Prior to joining CenterState, Mr. Thompson held positions in several other financial institutions over his nearly 33 years in the banking industry, including Barnett Bank and Wachovia Bank.

Daniel E. Bockhorst, (Age 54); Executive Vice President and Chief Credit Officer of Company (2016 to present) and CenterState Bank, N.A. (2010 to 2017). Mr. Bockhorst also served as Chief Risk Officer of the Company (2010 – 2017). Director of special loans, Florida, for the Royal Bank of Canada, USA (2008 – 2010); Executive Vice President and Senior Lender for Indian River National Bank (2004 – 2008); Senior Vice President Commercial Lender, Fifth Third Bank (1986 – 2004).

Ernest S. Pinner, (Age 71); Chairman of the Board (2004 to present), Chief Executive Officer and President (2002 to July 17, 2015) and Executive Vice President (2000 – 2001) of the Company; Chairman of CenterState Bank Central Florida, N.A. and CenterState Bank, N.A. (2002 to December 2010, at which time these two banks were merged into CenterState Bank, N.A.); Chairman of CenterState Bank, N.A. (2002 to present); Director of Valrico State Bank (2007 through its June 2012 merger into CenterState Bank of Florida, N.A.); President and Chief Executive Officer of CenterState Bank of Florida N.A. (2000 – 2003); Chairman of CenterState Bank Mid Florida (2004 – 2007); Area President and Senior Vice President of First Union National Bank (1986 – 1999).

PROPOSAL TWO

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, an advisory resolution to approve the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement.

Our executive compensation philosophy and programs are designed to foster a performance-oriented culture that aligns our executive officers’ interests with those of our shareholders. For 2017, the principal compensation components for our executive officers were: base salary, annual bonus, and equity-based incentive compensation. Please read the section entitled “COMPENSATION DISCUSSION AND ANALYSIS” for additional information about our executive compensation programs, including information about the 2017 compensation of our NEOs.

We are asking our shareholders to indicate their support for the compensation arrangements with our NEOs as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our NEO’s compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking our shareholders to vote “FOR” the following resolution to be presented at the Annual Meeting:

“RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation rules, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion.”

This “say-on-pay” vote is advisory, and therefore is not binding on us, the Compensation Committee or our Board of Directors. The shareholder vote does not create or imply any change to the fiduciary duties of our Board of Directors, create or imply any additional fiduciary duties for our Board of Directors, and will not be construed to restrict or limit the ability of shareholders to make proposals for inclusion in proxy materials related to our executive compensation. Our Board of Directors and our Compensation Committee value the opinions of our shareholders, and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns.

The board of directors unanimously recommends a vote “FOR” the approval of the resolution above, relating to the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

COMPENSATION DISCUSSION AND ANALYSIS

Summary of Key 2017 Compensation Decisions

During 2017, the Compensation Committee continued its objective of focusing our executives on long-term Company performance and long-term shareholder value creation, rather than short-term results. The incentives earned by our NEOs were based on adjusted ROA and adjusted EPS, in large part because of several items, including merger expenses and the write-off of the deferred tax asset as a result of the enactment of the Tax Cut and Jobs Act of 2017. Compensation highlights include:

•

Long Term Incentive initiates: During 2017, the Compensation Committee, with the assistance of its compensation consulting firm, continued to implement the Company’s Long Term Incentive (“LTI”) plan. The 2017 LTI plan has two components: a performance-based component with two performance metrics, and a time-based component, each comprising 50% of the total award.

•

50% Performance Vested Shares: The first component is an award of Performance Share Units (“PSUs”) which will cliff vest on January 1, 2021 based on two performance metrics. Fifty percent of the award will be based on relative total shareholder return (“TSR”) and fifty percent will be based on absolute earnings per share (“EPS”) growth. The measurement period is January 1, 2018 through December 31, 2020. Vesting of the PSUs is contingent on the level of certain future credit metrics.

•

50% Time Vested Shares: The other component is a time vested RSUs, whereby a certain number of restricted share units were awarded to each named executive officer and will vest at a rate of one third on January 1, 2019, 2020 and 2021, respectively.

•	Mandatory Holding Period: The PSUs and the RSUs are subject to a two year, post-vesting holding period before the executive can transfer, sell, or otherwise dispose of the vested shares.

•	Chief Executive Officer Compensation

•

Salary: Mr. Corbett’s annual salary was increased from $525,000 to $600,000 effective July 1, 2017. The Compensation Committee made this adjustment based on consultations with and recommendations from its compensation consulting firm, to appropriately reflect market compensation levels consistent with the Company’s peers.

•

Annual Incentive: For 2017, Mr. Corbett was awarded an annual incentive equal to $675,000 of which 100% was paid in cash during the first quarter. The award was determined based on the achievement of 2017 net operating ROA as compared to target levels previously determined and set by the Compensation Committee.

•	LTI: Mr. Corbett also received a grant under the 2017 LTI plan which consisted of:

•

11,744 PSUs with a fair value equal to approximately $234,900 on date of grant that will cliff vest on January 1, 2021. The PSUs will be based on both relative TSR and absolute EPS growth as described on page 25.

•

11,098 RSUs with a fair value equal to approximately $246,300 on date of grant that vest at a rate of one third each on January 1, 2019, 2020 and 2021. There is an additional two year holding period after the vesting date.

•	Other Named Executive Officer (“NEO”) Compensation

•

Salary: Messrs. Young and Bockhorst and Ms. Idell each received an annual salary increase effective July 1, 2017. Mr. Pinner’s salary remained unchanged. Mr. Young’s annual salary increased from $350,000 to $400,000; Mr. Bockhorst’s salary increased from $275,000 to $320,000; and Ms. Idell’s salary increased from $280,000 to $320,000. As with CEO Corbett, the Compensation Committee made these adjustments, based on consultations with and recommendations from its compensation consulting firm, to appropriately reflect the market compensation levels consistent with the Company’s peers.

•

Annual Incentive: For 2017, Messrs. Pinner, Young, and Bockhorst, and Ms. Idell were awarded an annual incentive equal to $600,000, $360,000, $240,000 and $240,000, respectively. Of these total awards, 100% was paid in cash during the first quarter of 2018.

•	LTI: The other NEOs, except for Mr. Pinner, also received an LTI grant based on the new LTI plan described above. The award for each executive was based on competitive market practice.

How We Determine Executive Pay

Role of Compensation Committee

The Compensation Committee’s authority and responsibilities are to, among other duties: (1) evaluate the performance and determine the compensation of our CEO; (2) review and approve the compensation of our NEOs based on recommendations of our CEO; (3) approve aggregate bonus payments for our Company; (4) review, evaluate and either approve or submit to the full Board of Directors for approval any other material aspect of compensation from a Company perspective that arises during the course of a given fiscal year; and (5) review and assess the compensation of our non-employee directors. In addition, the Compensation Committee reviews with the senior risk officer the incentive compensation arrangements (collectively the “incentive plans”) of the NEOs, employee groups and any individual employees and made all reasonable efforts to ensure that incentive plans are balanced with respect to risk to both the Company and our subsidiary bank and, specifically, do not encourage the NEOs, any employee or employee group to take unnecessary and excessive risks that threaten the value of CenterState.

The Compensation Committee is composed of six members, each of whom is an independent director under NASDAQ rules. The members are Messrs. Greene (Chairman), Blanchard, Ciferri, Oakley, Pou and Snively. Each year, at the first board of directors’ meeting following the annual shareholders’ meeting, the Board appoints committee members to serve on the appointed committee for a period of one year (i.e. until the first board meeting following next year’s annual shareholders’ meeting). The Executive Chairman of the Board and the Chief Executive Officer, generally attend the Committee meetings and help facilitate the process. However, neither has a vote and they are not present during executive sessions.

The Compensation Committee has adopted a Charter (“Compensation Committee Charter”) which was approved by the Company’s Board of Directors. A copy of the Compensation Committee Charter is included on the Company’s website at www.centerstatebanks.com under Investor Relations / Governance Documents. The Charter describes the Committee’s purpose, membership requirements, authority and responsibilities. The Committee meets as often as necessary to carry out its responsibilities. Meetings can be called by any member of the Committee. During 2016, the Committee held four meetings.

Role of Executives in Setting Pay

Our CEO works closely with the Compensation Committee in establishing executive compensation and overall bonus and incentive payments. The CEO evaluates the performance of the other senior executives, and, based on these performance evaluations, market compensation surveys, and other data, he will then make recommendations to the Compensation Committee and shares with its members the basis for his recommendations. The Committee, at its discretion, may accept, approve, reject or modify the CEO’s recommendation. The CEO also presents incentive compensation payment recommendations for the Committee’s consideration. The Committee evaluates the CEO’s performance and determines his compensation without the CEO present.

Use of Compensation Consultants

We engaged the compensation consulting firm of McLagan, an Aon Hewitt company, during 2017 to advise and assist the Compensation Committee on all its various responsibilities. McLagan assisted the Company with compensation needs during the course of 2017. McLagan reports to the Compensation Committee and the Committee has full authority to manage any and all projects that McLagan performs for the Company.

McLagan was instructed by the Compensation Committee to provide the following services in 2017:

•	Assist the Company in its preparation of compensation disclosures as required under the SEC’s rules with respect to this proxy statement.

•	Revise the Company’s compensation peer group of publicly-traded financial institutions so that it is comparable to the Company in asset size (presented later in this analysis).

•

Review the competitiveness of the compensation elements currently offered by the Company to its top executives, including base salary, annual incentive or bonus, long-term incentives (stock options and restricted stock), all other compensation, and changes in retirement benefits as compared to that of the customized peer group.

•

Provide recommendations and observations regarding the potential alignment of the Company’s executive compensation practices with the Company’s overall business strategy and culture relative to the market as defined by the peer group, including reviewing the performance based programs with respect to the cash incentive plan and make recommendations for the 2018 fiscal year plans.

•	Assist the Company in conducting a “360” analysis of executive officers as part of a corporate reorganization effected January 1, 2018 to re-align management as the Company continues to grow.

•	Assist the Company in its annual risk assessment of all incentive compensation programs.

•	Advise and assist the Committee in setting Mr. Corbett’s compensation as CEO.

•	Advise and assist the Committee in setting Mr. Pinner’s compensation as Executive Chairman.

•	Assist the Committee with developing modifications to the Company’s LTI Plan incorporating multiple performance metrics.

•	Assist the Committee in assessing reasonableness and structure of Director compensation.

In 2017, the Compensation Committee reviewed its relationship with McLagan and Aon Hewitt. The Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934. The Committee determined that McLagan and Aon Hewitt’s work does not raise a conflict of interest. McLagan has had regular discussion with the Compensation Committee during 2017 and the Compensation Committee approved all services provide by McLagan to the Company during 2017 under the purview of the Compensation Committee.

The Company’s Incentive Compensation Guidelines (“Guidelines) include a partial deferral of annual incentive compensation awards for a period of two years and make the potential payments contingent on the level of certain future credit metrics. For 2017, the Committee reaffirmed the use of the existing Guidelines, incorporated the use of restricted stock grants as the deferred portion of annual incentive compensation awards, and modified the goals for 2018, based on recommendations from McLagan. The Committee reviewed the CD&A with management and reviewed, discussed and analyzed each incentive compensation plan, including the 2018 goals, with the Company’s senior risk officer and McLagan, as well as senior management.

Compensation Benchmarking

The Committee takes into account a number of factors when determining pay levels for the NEOs. The Committee evaluates both quantitative factors of how the Company is performing, how the local markets in which we operate are performing in the current economic environment, and market based compensation information as well as qualitative factors such as how the individual NEO is performing, internal pay equity, unusual or extraordinary events, and other information. Specifically related to compensation, the Compensation Committee utilizes comparisons to our peers as a benchmark of the Company’s compensation to the peer group companies. We believe, however, that a benchmark should be just that – a point of reference for measurement – but not the sole factor for our executives’ compensation. Further, given the limitations associated with comparative pay information for setting individual executive compensation the Committee may elect to not use the comparative compensation information at all in the course of making compensation decisions.

The Compensation Committee, with the assistance of its compensation consultant, established our current peer group of companies in 2017. The peer group was formed based upon the following criteria: banks with assets from $4 billion to $22 billion; located in AL, AR, FL, GA, KY, LA, MS, NC, SC, TN, VA, or WV; a ROAE of greater than 0%, a commercial loan portfolio as a percent of the total portfolio greater than 45% (excluded LION); and, must be public for at least one year. In the table below “LTM” denotes values as of the last twelve months and “NPA” denotes non-performing assets (“NPAs”) which is equal to non-accrual loans, accruing loans past due greater than 90 days and repossessed real estate (“OREO”).

Company Name	Ticker	State	Total Assets 9/30/17 ($000)	ROAE LTM 9/30/17 (%)	NPAs / Assets 9/30/17 (%)
Pinnacle Financial Partners, Inc.	PNFP	TN	21,790,371	8.27	0.37
Bank of the Ozarks	OZRK	AR	20,768,493	12.21	0.20
United Bankshares, Inc.	UBSI	WV	19,129,978	6.47	0.93
BancorpSouth Bank	BXS	MS	14,760,394	8.97	0.43
Home BancShares, Inc.	HOMB	AR	14,255,967	11.36	0.60
Trustmark Corp.	TRMK	MS	13,884,655	7.67	0.89
South State Corp.	SSB	SC	11,169,110	7.39	0.30
United Community Banks, Inc.	UCBI	GA	11,129,027	9.52	0.23
Renasant Corp.	RNST	MS	10,323,687	7.70	0.42
FCB Financial Holdings, Inc.	FCB	FL	10,229,332	12.73	0.38
Simmons First National Corp.	SFNC	AR	9,535,370	8.44	1.16
Union Bankshares Corp.	UBSH	VA	9,029,436	7.70	0.37
TowneBank	TOWN	VA	8,614,794	8.97	0.39
Ameris Bancorp	ABCB	GA	7,649,820	11.31	0.73
ServisFirst Bancshares, Inc.	SFBS	AL	6,712,103	17.12	0.28
Seacoast Banking Corp. of FL	SBCF	FL	5,340,299	7.88	0.40
State Bank Financial Corp.	STBZ	GA	5,148,483	8.44	0.24
Republic Bancorp, Inc.	RBCAA	KY	4,993,174	8.20	0.33
First Bancorp	FBNC	NC	4,591,147	8.86	0.72
Community Trust Bancorp, Inc.	CTBI	KY	4,135,895	9.47	1.50
City Holding Company	CHCO	WV	4,099,554	12.46	0.36
CenterState Bank Corp.	CSFL	FL	6,822,861	9.61	0.37

As required by applicable law, we held an advisory vote on the approval of the compensation of our named executive officers (the “Say-on-Pay” vote) at our 2017 annual shareholders meeting. The results were that 94.5% of the shares voted on our Say on Pay proposal voted in favor of it. The Committee considered this positive result as an affirmation of its compensation related policies and decisions. For additional information regarding our risk management practices, including as to compensation, see “Compensation Risk Management” in this CD&A and “ELECTION OF DIRECTORS – Board Leadership Structure and the Board’s Role in Risk Oversight.”

Compensation Components

Our compensation plan for the NEOs includes base salary, cash and restricted stock awards based on short-term annual incentives, long-term incentives, employment agreements, split dollar agreements and deferred compensation arrangements. This section describes each component’s design and intent.

Pay Mix

Base Salary. We strive to pay competitive base salaries to attract and retain our executives. We primarily use the proxy peer group supplemented by published industry surveys as our guide to determine various salary ranges. Based on consultations with, and recommendations from, the Committee’s compensation consulting firm, the Committee made the following base salary adjustments effective July 1, 2017 to primarily appropriately reflect the market compensation levels consistent with the Company’s peers, as well as to reflect length of service, experience, leadership and performance of the executive during the review period, and the overall relative results of the Company.

	Base Salary 1/1/17	effective 7/1/17 changed to:
John Corbett	$525,000	$600,000
Ernest Pinner	$400,000	No change
Jennifer Idell	$280,000	$320,000
Stephen Young	$350,000	$400,000
Daniel Bockhorst	$275,000	$320,000

Annual Incentives. For the year 2017, our NEOs were eligible to receive annual bonus awards determined by formulas that are correlated to earnings, in terms of an adjusted return on average assets (“ROA”). Adjusted ROA is defined as 2017 GAAP consolidated net income after the adjustments listed below (“Adjusted Net Income”) divided by 2017 total average consolidated assets. Adjusted Net Income is defined as net income excluding the following items, net of income tax:

a.	gains/losses on sale of securities included in the Company’s available for sale portfolio;
b.	bargain purchase gains;
c.	merger and acquisition related expenses;
d.	one-time charges due to discontinued operations; and,
e.	other non-recurring income and expenses.

Explanation of certain unaudited non-GAAP financial measures and reconciliation of Generally Accepted Accounting Principles (“GAAP”) to non-GAAP measures. All amounts in the table below are in thousands except per share data.

Company compensation as reflected in this proxy statement is awarded based on financial information determined by methods other than GAAP, including Adjusted Net Income, Adjusted ROA and Adjusted EPS. Management and the Compensation Committee used these non-GAAP financial measures in its analysis of the Company’s performance in evaluating compensation during 2017 as the Company believes they provide useful supplemental information, and a clearer understanding of the Company’s performance trends and facilitate comparisons with the performance of other financial institutions. The limitations associated with adjusted measures are the risk that persons might disagree as to the appropriateness of items comprising these measures for compensation purposes and that different companies might calculate these measures differently. The table below provides reconciliations between GAAP and these non-GAAP measures. These disclosures should not be considered an alternative to GAAP.

	Year 2017	Year 2016
Net income	$55,795	$42,341
Exclude loss (gain) on sale of available for sale securities	7	(13)
Exclude gain on sale of bank properties held for sale	---	(797)
Exclude gain on extinguishment of debt	---	(308)
Exclude gain on sale of trust department	(1,224)	---
Add back loss on termination of FDIC loss share agreements	---	17,560
Add back merger and acquisition related expenses	13,046	11,444
Add back impairment/sales relating to bank property held for sale, net	---	1,150
Tax effect of items listed above	(3,765)	(9,901)
Deferred tax asset write down due to tax reform	18,575	0

Adjusted net income	$82,434	$61,476

Average consolidated total assets for the period presented	$6,341,159	$4,864,151
Adjusted ROA	1.30%	1.26%

Average diluted common shares outstanding for the period presented	58,341	48,192
Adjusted EPS	$1.41	$1.28

Our year 2017 Adjusted ROA thresholds, targets and maximums along with results for 2017 are listed in the box below.

	Year 2017 Threshold	Year 2017 Target	Year 2017 Maximum	Year 2017 Results
Adjusted ROA	1.10%	1.20%	1.30%	1.30%

Our NEO threshold, target and maximum incentive awards for 2017 are listed in the box below, along with the actual awards for 2017.

	2017 Payout Opportunity					2017 Award
	Threshold	Target $	Target % of Salary	Max $	Max % of Salary	Total Award	Total Award % of Salary	Current Cash Payment (1)
Corbett	$---	$450,000	75%	$675,000	112.5%	$675,000	112.5%	$675,000
Pinner	$---	$400,000	100%	$600,000	150%	$600,000	150%	$600,000
Idell	$---	$160,000	50%	$240,000	75%	$240,000	75%	$240,000
Young	$---	$240,000	60%	$360,000	90%	$360,000	90%	$360,000
Bockhorst	$---	$160,000	50%	$240,000	75%	$240,000	75%	$240,000

Note 1:	Cash portion of the 2017 award paid to NEOs during the first quarter of 2018.

As described earlier, our incentive compensation plans are guidelines. Once the amounts are calculated based on the formula guidelines, they must be approved by the Compensation Committee before payment is made. The Compensation Committee, at its discretion, has the authority and responsibility to approve, reject, or amend the proposed payment, as calculated by formula guidelines.

As described above, 100% of our NEOs 2017 incentive compensation awards were paid in cash during the first quarter of 2018.

Events that would preclude the payment of an annual incentive award are: (1) regulatory action that prevents the Company or its subsidiary bank from paying any dividends or any other restrictive measure as decided by the Compensation Committee; and (2) failure to maintain well-capitalized status with regard to Tier 1 risk based capital and Tier 1 leverage ratios.

Clawbacks: New bonus and incentive payments to our NEOs, as well as certain other senior officers, are subject to claw back provisions such that the NEO will return to the Company any bonus or incentive compensation paid to him or her by the Company if such bonus or incentive compensation payment is paid based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria.

Long Term Incentive (“LTI”) Plan. During 2017, the Compensation Committee, with the assistance of its compensation consulting firm, implemented the 2017 LTI plan. Key highlights of the plan are outlined in the following table with a more detailed description below.

	Performance Share Units (PSUs)	Restricted Stock Units (RSUs)
Percent of Total Award	50%	50%

Vesting	3 Year Cliff	3 Year Ratable

Performance Vesting Measure	Relative TSR (50%)	N/A
	Absolute EPS growth (50%)	N/A

Holding Period After Vest	Yes, 2 Years	Yes, 2 Years

Performance Share Units. The first component is half of the total award and consists of PSUs which will cliff vest on January 1, 2021 based on two metrics. Fifty percent of this award component (or 25% of the total award) will be based on the Company’s TSR over the vesting period relative to the Company’s peer group and the remaining fifty percent (or 25% of the total award) will be based on the Company’s absolute EPS growth over the same vesting period. To the extent any PSUs are vested on January 1, 2021, there is a two year holding period before the PSUs are exchanged for common shares, if any. TSR is defined as a company’s total shareholder return, calculated based on the stock price appreciation during the Performance Period plus the value of dividends paid on such stock during the Performance Period, which will be deemed to have been reinvested in the underlying company’s stock. EPS growth is defined as the Company’s three year absolute compound EPS growth. The Performance Period commenced on January 1, 2018 and will end on December 31, 2020.

Depending on the Company’s TSR relative to the peer group each NEO may earn between 0% and 150% of the target award corresponding to the Company’s attainment of the performance level as set forth in the table below on the last day of the Performance Period.

Performance Level	Company’s TSR percentile on the PSU vesting date	percentage of PSUs that vest
Maximum	75th TSR percentile	150%
Target	50th TSR percentile	100%
Minimum	25th TSR percentile	0%

Depending on the Company’s three year absolute compound EPS growth rate each NEO may earn between 0% and 150% of a target award corresponding to the Company’s attainment of certain EPS growth rates during the performance period.

The actual number of PSUs earned and vested for each NEO will be based on the actual performance level achieved at or between each performance level and will be interpolated on a straight line basis for pro-rata achievement of the performance goal as summarized in the table below.

	relative TSR goal					absolute EPS growth goal
	number of PSUs			in dollars (1)		number of PSUs			in dollars (1)
	Minimum	Target	Maximum	Target	Maximum	Minimum	Target	Maximum	Target	Maximum
Corbett	0	5,872	8,808	$117,440	$176,160	0	5,872	8,088	$117,440	$176,160
Pinner	0	0	0	$0	$0	0	0	0	$0	$0
Idell	0	1,740	2,610	$34,800	$52,200	0	1,740	2,610	$34,800	$52,200
Young	0	3,045	4,567	$60,900	$91,340	0	3,045	4,567	$60,900	$91,340
Bockhorst	0	1,740	2,610	$34,800	$52,200	0	1,740	2,610	$34,800	$52,200

(1) Assumes fair value of each PSU is equal to $20.00 at the grant date of September 19, 2017.

A condition of vesting any earned PSUs is that the NEO has remained in continuous employment with the Company or an Affiliate from the grant date through the PSU vesting date, except if the NEOs continuous service terminates during the Performance Period as a result of his death or disability, in which case the NEO will vest on such date in a pro rata portion. In addition, if there is a change in control during the Performance Period, the number of PSUs that will vest will be the greater of (a) the number of PSUs that would have vested (if any) if the Performance Period ended on the date of the change in control on a pro rata basis, or (b) the number of PSUs that would have vested assuming the Company’s achievement of the Target Performance Level adjusted on a pro rata basis. However, if the Company’s TSR at the end of the Performance Period is negative, then the maximum number of PSUs that can vest is the Target Award, regardless of how the Company’s TSR compares to the peer group at the end of the Performance Period.

Restricted Share Units. The second component is half of the total award and consists of RSUs which vests as follows based on continued employment: one third on January 1, 2019, 2020 and 2021, respectively. Once vested, there is a two year holding period before the executive can transfer, sell, or otherwise dispose of the vested shares. The table below describes the number of RSUs granted and issued to each NEO during 2017.

	RSUs Awarded Sept 19, 2017	fair value in dollars (2)	vesting date (1) Jan 1, 2019	vesting date (1) Jan 1, 2020	vesting date (1) Jan 1, 2021
Corbett	11,098	$246,265	3,700	3,699	3,699
Pinner	0	$0	0	0	0
Idell	3,289	$72,983	1,097	1,096	1,096
Young	5,755	$127,703	1,919	1,918	1,918
Bockhorst	3,289	$72,983	1,097	1,096	1,096

(1) Once vested, there is an additional two year holding period before the executive can transfer, sell or otherwise dispose of the vested shares.

(2) Assumes the fair value of each RSU is equal to $22.19 at date of grant of September 19, 2017.

If the NEO’s employment is terminated within 12 months following a Change in Control (a) without Cause or (b) by NEO for Good Reason (as these terms are defined in their employment agreements), then all unvested shares will immediately vest and be considered vested shares.

Positives of Holding Period. Both components of the LTI award are subject to a two year mandatory holding period after vesting of the units. Requiring the executives to hold shares beyond the vesting period has several key positives, including increased long-term focus of executives, a mechanism for any potential future compensation claw back, and accounting savings associated with the illiquidity of the shares.

Employment Agreements. Each of our named NEOs has an employment agreement. On July 13, 2010, we entered into employment agreements with Messrs. Corbett and Young. Mr. Corbett’s agreement was filed as Exhibit 10.4 to our Form 8-K filed July 14, 2010. Mr. Young’s agreement was filed as Exhibit 10.14 to our Form 10-K filed March 7, 2011. On February 11, 2011, we entered into an employment agreement with Mr. Pinner, which was filed as Exhibit 10.1 to our Form 8-K filed February 14, 2011. This agreement was amended on September 12, 2016, and the amendment was filed as Exhibit 10.1 to our Form 8-K filed September 15, 2016. On September 18, 2014, we entered into an employment agreement with Mr. Bockhorst, which was filed as Exhibit 10.1 to our Form 8-K filed September 22, 2014. On April 28, 2016, we entered into an employment agreement with Ms. Idell, which was filed as Exhibit 10.1 to our Form 8-K filed May 2, 2016.

The agreements provide for the following:

•

Term of Employment. Each employment agreement has a term of employment of three years from the effective date of the agreement. On the first anniversary date of the effective date and on each anniversary thereafter, each agreement is automatically extended for one additional year unless the Board of Directors or executive determines not to extend the term, except for Mr. Pinner’s employment agreement, which has been converted to a fixed term ending December 31, 2020.

•

Reimbursement of Business Expenses and Fringe Benefits. Subject to guidelines issued from time to time by the Company, the NEO is entitled to reimbursement for all reasonable business expenses incurred in performing his duties and obligations, including but not limited to reasonable business travel and entertainment expenses, including country club memberships, and reasonable expenses for attendance at periodic industry and trade association meetings and conferences.

•	Vacation and sick leave. The NEO is entitled to paid annual vacation and sick leave in accordance with policies established from time to time by the Company.

•	Employee Benefit Plans. The NEO is entitled to participate in employee benefit plans presently in effect or as these plans may be modified or added from time to time.

•

Disability Insurance. The Company will reimburse the NEO (except for Messrs. Pinner and Bockhorst and Ms. Idell) the cost to purchase and maintain disability insurance coverage providing a monthly disability benefit to age 65 not to exceed the lesser of (x) 60% of base salary or (y) $25,000. The amount reimbursed by the Company will be grossed up to compensate the NEO for related Federal and State income taxes imposed on the NEO as a result of the reimbursement.

•

Incentive Bonus Plans. The NEO is entitled to participate in the incentive bonus plans applicable to his employment position and in accordance with policies and procedures established from time to time.

•

Severance and Change in Control payments. If the NEO voluntarily terminates employment with good reason or is involuntarily terminated without cause, he will be entitled to a lump sum cash payment equal to one times (the balance of his salary in the case of Mr. Pinner) the highest annual compensation as reported on the NEO’s Form W-2 over the three-year period immediately preceding the year in which notice of employment termination is given, pursuant to the terms of the Agreement. If a change in control occurs during the term of the Agreement, and in the case of Messrs. Pinner and Bockhorst and Ms. Idell, the NEO is terminated without cause within 12 months of the change in control, the NEO will be entitled to a cash payment equal to two and one half times (three times in the case of Messrs. Corbett and Young, two times in the case of Mr. Bockhorst) the highest annual compensation as reported on the NEO’s Form W-2 over the three-year period immediately preceding the year in which the change in control occurs. In addition, except for Messrs. Pinner and Bockhorst and Ms. Idell, if the payment imposes any excise tax on the NEO under Sections 280G and 4999 of the Internal Revenue Code of 1986, then the Company is required to make an additional payment equal to the excise tax payable by the NEO plus an amount necessary to provide the excise tax payment net of all income, payroll and excise taxes that would otherwise be incurred by the NEO.

•

Non-Compete and Non-Solicitation. The NEOs are prohibited from competing with or soliciting business relationships or soliciting Company employees for a period of one year subsequent to termination (two years in the case of Ms. Idell), except following a change in control.

See the discussion entitled “Potential Payments upon Termination or Change in Control” which provides the amount of compensation each NEO would receive under various termination events based upon the employment agreements.

Split Dollar Agreements. Each of our named executives, except for Mr. Bockhorst and Ms. Idell, has a Split Dollar Agreement, whereby we purchased single premium life insurance on the executive. If the executive dies while still employed with us, his beneficiary is entitled to a benefit equal to 50% of the Net Death Proceeds (as defined in the Agreement). If death occurred at December 31, 2017, the amount each NEO’s beneficiary would be entitled to receive is $266,143, $349,374, and $240,923 in the case of Messrs. Corbett, Pinner, and Young, respectively. If death occurs after separation from service, and if, pursuant to the Split-Dollar Agreement, the executive has a Vested Insurance Benefit (as defined in the Agreement) at the date of death, the executive’s beneficiary is entitled to a benefit equal to 10% of the Net Death Proceeds. In addition to Split Dollar Agreements, we also have certain term life insurance arrangements between the Company and the executive in addition to the normal group life insurance coverage on all employees, also known as bank-owned life insurance or BOLI. At December 31, 2017, the additional amount of these term life insurance arrangements were $212,141, $100,399, $150,000, $193,430 and $350,000 in the case of Mr. Corbett, Mr. Pinner, Ms. Idell, Mr. Young and Mr. Bockhorst, respectively. We believe this is another way of helping to retain our executives. The form of the Split Dollar Agreement was filed as Exhibit 10.1 to the Company’s Form 8-K dated January 11, 2006.

Deferred Compensation Agreements. Our NEOs, except Mr. Bockhorst and Ms. Idell, have Supplemental Executive Retirement Plans (“SERP”) with the Company. The plans are nonqualified deferred compensation arrangements that are designed to provide supplemental retirement income benefits to participants. Upon termination of employment on or after normal retirement at age 65, the participant will receive a monthly retirement income benefit equal to a fixed dollar amount in the case of Mr. Pinner, and equal to a percentage of Final Pay in the case of Messrs. Corbett and Young. Final Pay is defined as the executive’s highest annualized base salary for the five years prior to separation from service. The percentage of Final Pay is 35%. Mr. Pinner’s annual benefit is $150,000. See the discussion entitled “Pension Benefits” which provides a description and the potential amount of retirement benefits each NEO would receive under various termination events based upon the SERP agreements. The agreements include one year non-compete and non-solicitation restrictions, except following a change in control.

Deductibility of Executive Compensation

During 2017, Section 162(m) of the Internal Revenue Code prohibited CenterState from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) and the four other most highly-compensated officers of CenterState, other than the chief financial officer, serving at the end of CenterState’s fiscal year. The $1 million compensation deduction limitation does not apply to “performance-based compensation” awarded prior to December 31, 2017. The Tax Cuts and Jobs Act of 2017 repealed the exception for “performance-based compensation” awarded after December 31, 2017. CenterState does not have a policy that requires all compensation to its named executive officers in a fiscal year to be tax deductible. While the Compensation Committee considers the net cost and value to CenterState of maintaining the deductibility of all compensation, it also desires the flexibility to reward named executive officers and other key employees in a manner that enhances CenterState’s ability to attract and retain individuals as well as to create longer term value for shareholders. The Compensation Committee intends to continue to monitor developments in this area and will reserve the right to pay nondeductible compensation if it is in the best interests of the Company and consistent with the Company’s business needs.

Compensation Risk Management

The Company’s Compensation Committee completed a review of all incentive plans (defined broadly as cash plans, equity plans, employment agreements and executive benefits plans) in place during fiscal year 2017 that apply throughout the Company. The assessment of the incentive plans was performed by the Company’s chief risk officer and entailed discussions of each plan’s design and operation. The assessment followed the parameters of the Guidance on Sound Incentive Compensation Policies finalized in 2010 that apply to all banking organizations. Major categories included compensation program administration, overall compensation structure, general incentive plan design and payout curves, performance metrics, equity compensation, and termination provisions.

The purpose of this review was to determine whether the risks related to the design and operation of these plans, if present, are reasonably likely to have a material adverse effect on the Company. We believe that our compensation policies and practices do not encourage excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company. The various factors which support this conclusion include:

•	The oversight of the executive incentive plan and long-term incentive plan by the Compensation Committee of the Board of Directors;

•	Management oversight of key plans and programs, including approving target level payouts, setting financial and operating goals, and approving payouts;

•	Vesting and stock holding requirements which encourage a long-term perspective among participants;

•	A preference for performance measures which result in payments only upon achievement of ultimate financial results; and

•	Centralized administration and oversight of plans and programs.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Griffin A. Greene, Chairman

Michael F. Ciferri

William Knox Pou, Jr.

G. Robert Blanchard, Jr.

Thomas E. Oakley

Joshua A. Snively

SUMMARY COMPENSATION TABLE

The table below summarizes the compensation for our Principal Executive Officer, our Principal Financial Officer and our three other highest paid executive officers for the years presented, collectively our Named Senior Executive Officers, or NEOs. Below this table and footnote explanation, is a subsidiary table listing the components of all other compensation. In the table directly below, equity and cash awards are shown in their entirety in the year the award related to, even if it does not vest for a lengthy period of time and/or if it is conditional upon certain events and or criteria.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John C. Corbett,	2017	$600,000	$675,000	$608,080(1)	---	---	$175,743(2)	$29,285	$2,088,108
Principal Executive	2016	$525,000	$393,750	$497,107	---	---	$147,003	$20,019	$1,589,879
Officer, President, and	2015	$462,500	$247,500	$421,688	---		$132,245	$21,389	$1,285,322
Chief Executive Officer (a)
Ernest S. Pinner,	2017	$400,000	$600,000	$96,703(1)	---	---	---	$23,343	$1,120,046
Executive Chairman of the	2016	$400,000	$300,000	$191,252	---	---	---	$19,429	$891,931
Board of Directors (a)	2015	$417,500	$208,750	$351,076	---	---	---	$18,845	$996,171
Jennifer L. Idell,	2017	$320,000	$240,000	$186,588(1)	---	---	---	$20,800	$767,388
Principal Financial Officer	2016	$280,000	$136,500	$143,561	---	---	---	$11,533	$560,061
Executive Vice President, Chief Financial Officer	2015	$240,000	$78,000	$85,938	---	---	---	$9,450	$413,388
Stephen D. Young,	2017	$400,000	$360,000	$321,445(1)	---	---	$91,726(2)	$30,046	$1,203,217
Chief Operating Officer and	2016	$350,000	$233,125	$198,540	---	---	$77,115	$22,505	$871,285
Executive Vice President	2015	$305,000	$105,625	$155,196	---	---	$68,393	$20,330	$654,544
Daniel E. Bockhorst,	2017	$320,000	$240,000	$185,806(1)	---	---	---	$20,800	$766,606
Chief Risk Officer and	2016	$275,000	$134,063	$155,142	---	---	---	$11,142	$575,347
Executive Vice President	2015	$237,500	$82,875	$120,875	---	---	---	$16,167	$457,417

(a) Mr. Pinner was the Chairman, President and Chief Executive Officer up through July 17, 2015 when the roles were separated. Mr. Corbett, CEO of the Company’s subsidiary bank, was also the Executive Vice President of the Company. Effective July 17, 2015, Mr. Corbett became the President and Chief Executive Officer of the Company and Mr. Pinner assumed a new role as Executive Chairman of the Board of Directors.

(1) Represents grant date fair value of all stock awards granted during 2017 as summarized in the table below.

	Grant date fair value of RSUs awarded pursuant to the Company’s LTI Plan (a)	Grant date fair value of PSUs awarded pursuant to the Company’s LTI Plan (b)	Grant date fair value of the deferred portion 2016 incentive performance bonus (c)	Grant date fair value of total stock awards granted during year 2017
Grant date:	9/19/17	9/19/17	2/7/17
John C. Corbett	$246,265	$234,880	$126,935	$608,080
Ernest S. Pinner	---	---	$96,703	$96,703
Jennifer L. Idell	$72,983	$69,600	$44,005	$186,588
Stephen D. Young	$127,703	$121,800	$71,941	$321,445
Daniel E. Bockhorst	$72,983	$69,600	$43,223	$185,806

(a)	Represents the fair value as of the grant date for time vested RSUs. The RSUs will vest at a rate of one third on each January 1, 2019, 2020 and 2021. After the shares vest, there is an additional restricted period of two years whereby the executive cannot sell, pledge or otherwise transfer the vested shares.
(b)	Represents the fair value as of the grant date for PSUs. The PSUs may vest on January 1, 2021, subject to certain conditions as described in “Long Term Incentive (“LTI”) Plan” on page 31. After the PSUs vest on January 1, 2021, if any, there is an additional restricted period of two years before the PSUs, if any, are converted to common shares.

(c)	Represents the fair value as of the grant date for the deferred portion of the 2016 annual incentive performance bonus that was awarded on February 7, 2017 in the form of RSAs. The RSAs will vest as soon as practical after December 31, 2018 but no later than March 31, 2019, subject to certain conditions.

(2) Represents the change in the accrual balance relating to Supplemental Executive Retirement Plans (“SERPs”) entered into between the Company and the executive listed above.

Subsidiary Table – All Other Compensation

Name of NEO	year	Company contributions to 401(K) Plan (1)	country club dues	disability insurance payments (2)	all other (3)	Total
John C. Corbett	2017	$10,800	---	$8,272	$10,213	$29,285
Ernest S. Pinner	2017	$10,800	$8,385	---	$4,158	$23,343
Jennifer L. Idell	2017	$10,800	---	---	$10,000	$20,800
Stephen D. Young	2017	$10,800	$3,217	$5,906	$10,123	$30,046
Daniel E. Bockhorst	2017	$10,800	---	---	$10,000	$20,800

(1) The Company matches employee contributions up to 4% of qualifying compensation for substantially all of its employees.

(2) The Company has made cash payments to certain executives related to long term disability insurance pursuant to the terms of the executive’s employment agreement.

(3) Included in this category are certain contributions paid by the Company to the employee’s H.S.A. health insurance account, an automobile allowance and the imputed value of certain BOLI split dollar agreements.

For 2017, salary and bonus comprised the following percentage of total compensation for each or our named executives as listed below.

2017 salary and bonus as a percentage of total compensation
	combined salary and bonus	as percentage of total compensation
John C. Corbett	$1,275,000	61%
Ernest S. Pinner	$1,000,000	89%
Jennifer L. Idell	$560,000	74%
Stephen D. Young	$760,000	64%
Daniel E. Bockhorst	$560,000	74%

GRANTS OF PLAN-BASED AWARDS TABLE

During 2017, the Compensation Committee, with the assistance of its compensation consulting firm, granted equity based awards pursuant to a LTI plan for Mr. Corbett and the other named executives. The awards granted on September 19, 2017 included time vesting RSUs and performance based PSUs. The LTI plan is described on page 31. All equity based awards granted during 2017 to our named executives are summarized in the table below.

	Award	Grant	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Type	Date	Threshold	Target	Max	Threshold	Target	Max	Awards	Awards	Awards	Awards
Corbett	Bonus Deferral	2/7/17	---	---	---	---	---	---	5,198	---	---	$126,935 (1)
	PSUs	9/19/17	---	---	---	0	11,744	17,616	---	---	---	$234,880 (2)
	RSUs	9/19/17	---	---	---	---	---	---	11,098	---	---	$246,265 (3)
Pinner	Bonus Deferral	2/7/17	---	---	---	---	---	---	3,960	---	---	$96,703(1)
Idell	Bonus Deferral	2/7/17	---	---	---	---	---	---	1,802	---	---	$44,005 (1)
	PSUs	9/19/17	---	---	---	0	3,480	5,220	---	---	---	$69,600 (2)
	RSUs	9/19/17	---	---	---	---	---	---	3,289	---	---	$72,983 (3)
Young	Bonus Deferral	2/7/17	---	---	---	---	---	---	2,946	---	---	$71,941 (1)
	PSUs	9/19/17	---	---	---	0	3,480	5,220	---	---	---	$121,800 (2)
	RSUs	9/19/17	---	---	---	---	---	---	5,755	---	---	$127,703 (3)
Bockhorst	Bonus Deferral	2/7/17	---	---	---	---	---	---	1,770	---	---	$43,223 (1)
	PSUs	9/19/17	---	---	---	0	3,480	5,220	---	---	---	$69,600 (2)
	RSUs	9/19/17	---	---	---	---	---	---	3,289	---	---	$72,983 (3)

(1)	Represents the fair value as of the grant date for the deferred portion of the 2016 annual incentive performance bonus that was awarded on February 7, 2017 in the form of RSAs. The RSAs will vest as soon as practical after December 31, 2018 but no later than March 31, 2019, subject to certain conditions.
(2)	Represents the fair value as of the grant date for PSUs. The PSUs may vest on January 1, 2021, subject to certain conditions as described in “Long Term Incentive (“LTI”) Plan” on page 31. After the PSUs vest on January 1, 2021, if any, there is an additional restricted period of two years before the PSUs, if any, are converted to common shares.
(3)	Represents the fair value as of the grant date for time vested RSUs. The RSUs will vest at a rate of one third on each January 1, 2019, 2020 and 2021. After the shares vest, there is an additional restricted period of two years whereby the executive cannot sell, pledge or otherwise transfer the vested shares.

Outstanding Equity Awards at December 31, 2017

The table below identifies each incentive stock option award and restricted stock award granted to the named executives that remains outstanding at December 31, 2017. Pursuant to our 2013 Equity Incentive Plan (“2013 Plan”), our Compensation Committee and/or Board of Directors may award incentive stock option grants (“ISOs”) or Restricted Stock Awards (“RSAs”) to employees at their discretion. Options issued pursuant to our 2013 Plan are issued at an exercise price equal to the market value as of the grant date. The closing price of our common stock on the grant date, as reported by Nasdaq, is used to determine market value. Each stock option award granted prior to April 24, 2007 has a ten year term and vests 25% at the date of grant and 25% each year thereafter (i.e. 100% vested in three years). Stock option awards granted pursuant to our earlier 2007 Equity Incentive Plan (which was replaced by the 2013 Plan) also have ten year terms, with various vesting periods generally ranging from three to ten years. Unexercised stock options terminate upon the termination of employment, except for death, disability, change of control, or normal retirement. Unvested restricted stock awards terminate upon termination of employment, except for death, disability or change of control. We do not have any pre-determined dates, schedules, procedures or policies for granting equity based compensation awards. Grants are awarded at the discretion of our Compensation Committee and/or Board of Directors.

	Option awards					Stock awards
	Number of securities underlying unexercised options (#)	Number of securities underlying unexercised options (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of shares, units or other rights that are vested (but unissued) and unvested (#)	Equity incentive plan awards: market or payout value of shares, units or other rights that are vested (but unissued) and unvested ($)
Name	exercisable	unexercisable
John C. Corbett	2,000	---	---	$13.40	4/29/18	---	---	---	---
	---	---	---	---	---	18,000 (3)	$463,140 (2)	---	---
	---	---	---	---	---	21,155 (7)	$544,318 (2)	---	---
	---	---	---	---	---	---	---	30,581 (8)	$786,849	(2)
	---	---	---	---	---	---	---	18,411 (9)	$473,715	(2)
	---	---	---	---	---	---	---	20,704 (10)	$532,714	(2)
Ernest S. Pinner	---	---	---	---	---	17,419 (7)	$448,191 (2)	---	---
	---	---	---	---	---	---	---	114,177 (9)	$2,937,774	(2)
Jennifer L. Idell	---	1,500 (1)	---	$8.87	8/3/20	---	---	---	---
	---	---	---	---	---	3,750 (4)	$96,488 (2)	---	---
	---	---	---	---	---	6,831 (7)	$175,762 (2)	---	---
	---	---	---	---	---	---	---	8,227 (8)	$211,681	(2)
	---	---	---	---	---	---	---	1,959 (9)	$50,405	(2)
	---	---	---	---	---	---	---	5,248 (10)	$135,031	(2)
Stephen D. Young	20,000	---	---	$15.16	2/5/18	---	---	---	---
	20,000	5,000 (1)	---	$10.92	2/2/20	---	---	---	---
	---	---	---	---	---	15,000 (3)	$385,950 (2)	---	---
	---	---	---	---	---	9,756 (7)	$251,022 (2)	---	---
	---	---	---	---	---	---	---	12,954 (8)	$333,306	(2)
	---	---	---	---	---	---	---	6,102 (9)	$157,004	(2)
	---	---	---	---	---	---	---	6,844 (10)	$176,096	(2)
Daniel E. Bockhorst	1,500	2,500 (1)	---	$6.71	6/21/22	---	---	---	---
	---	---	---	---	---	2,500 (5)	$64,325 (2)	---	---
	---	---	---	---	---	1,000 (6)	$25,730 (2)	---	---
	---	---	---	---	---	7,113 (7)	$183,017 (2)	---	---
	---	---	---	---	---	---	---	8,893 (8)	$228,817	(2)
	---	---	---	---	---	---	---	4,710 (9)	$121,188	(2)
	---	---	---	---	---	---	---	5,374 (10)	$138,273	(2)

(1)	These options vest and are exercisable at a rate of 10% per year during the first eight years and 20% during the ninth year.
(2)	Market value is based on the closing price of the Company common stock at December 31, 2017 ($25.73) times the number of restricted shares or units.
(3)	These are restricted stock grants awarded on February 2, 2010 and vest over a ten year period from the grant date.
(4)	These are restricted stock grants awarded on June 8, 2012 and vest over a ten year period from the grant date.
(5)	These are restricted stock grants awarded on June 21, 2012 and vest over a ten year period from the grant date at a rate of 500 shares per year.
(6)	These are restricted stock grants awarded on July 18, 2013 and vest over a five year period from the grant date at a rate of 20% per year.
(7)	These are restricted stock grants related to the deferred portion of the 2015 and 2016 annual incentive bonuses, awarded in February 2016 and 2017. A portion will vest during the first quarter of 2018 and a portion during the first quarter of 2019, subject to certain conditions.
(8)	These are time vesting restricted share units awarded pursuant to the Company’s LTI plan on September 17, 2015, September 12, 2016 and September 19, 2017. Partial vesting occurs approximately on an annual basis with the final vesting period to occur on January 1, 2021, subject to certain conditions. Subsequent to the vesting date, there is an additional two year holding period whereby at the end of the holding period the restricted share units are settled and the executive is prohibited from selling or transferring the vested shares.
(9)	These are performance share units awarded on September 18, 2014 which vested at 150% of target on December 31, 2017. The performance share units are subject to an additional two year holding period ending on December 31, 2019 whereby the executive is prohibited from selling or transferring the vested shares.
(10)	These are Performance Share Units awarded pursuant to the Company’s LTI plan on September 17, 2015, September 12, 2016 and September 19, 2017. The number of units that ultimately may vest on January 1, 2019, January 1, 2020 and January 1, 2021 are between zero and 150% of target based on the Company’s relative total shareholder return and the Company’s absolute earnings per share growth during specified periods. The number of units listed in the table above represents the number of potential units that may vest per each NEO at target level performance. Subsequent to the vesting date, there is an additional two year holding period whereby the executive is prohibited from selling or transferring the vested shares.

Option Exercises and Stock Vested

Stock awards acquired on vesting and stock options exercised by our named executives during 2017 are listed in the table below.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
John C. Corbett	43,000	$460,420	24,057	$593,767
Ernest S. Pinner	26,000	$319,800	40,433	$1,039,433
Jennifer L. Idell	2,351	$42,671	3,183	$18,735
Stephen D. Young	---	---	12,366	$303,012
Daniel E. Bockhorst	1,000	$18,830	7,186	$177,912

PENSION BENEFITS

The Company has entered into Supplemental Executive Retirement Plans (“SERP”) with certain of its executive officers. The plans are nonqualified deferred compensation arrangements that are designed to provide supplemental retirement income benefits to participants. Upon termination of employment on or after normal retirement at age 65, the participant will receive a monthly retirement income benefit equal to a fixed dollar amount in the case of Mr. Pinner, and equal to a percentage of Final Pay in the case of Messrs. Corbett and Young. Final Pay is defined as the executive’s highest annualized base salary for the five years prior to separation from service and the percentage of Final Pay is 35%.

Summary of Mr. Pinner’s SERP agreement:

On December 30, 2008, the Company entered into a SERP agreement with Mr. Pinner. Pursuant to the terms of the SERP, upon normal retirement date, defined as December 15, 2013, Mr. Pinner will be entitled to an annual benefit of $150,000. The Company will distribute the annual benefit to Mr. Pinner in 12 consecutive monthly payments for a period of fifteen years commencing within thirty days subsequent to his defined normal retirement date. Mr. Pinner is vested 100% in the current accrual balance, which is $1,132,739 at December 31, 2017. Mr. Pinner commenced receiving these monthly payments in January 2014. If a change of control occurs the Company will cease future monthly payments and make a lump sum cash payment to Mr. Pinner equal to the present value of all remaining payments previously entitled to him.

Summary of SERP agreements with Messrs. Corbett and Young:

On July 13, 2010, the Company entered into SERP agreements with Messrs. Corbett and Young. Pursuant to the terms of the SERP agreements, upon normal retirement date, defined as age 65, Messrs. Corbett and Young will be entitled to 35% of their Final Pay. Final Pay is defined as the executive’s highest annualized base salary for the five years prior to separation from service. Based on the assumptions summarized below, the expected annual benefits Messrs. Corbett and Young could be entitled to receive starting at age 65 is approximately $553,965 and $599,822, respectively. The annual benefit payments will be paid for the life of the executive with an 18 year minimum payment. The expected annual benefit payment that they are expected to receive at age 65 will increase by 3.25% each year thereafter.

Assumptions used to arrive at estimated annual benefits at age 65 include using an annual discount rate of 6% and projecting the estimated Final Pay by using annual average projected salary increases of 6.25%.

Early Retirement: An executive can elect early retirement at age 55 or older if the executive has at least 15 years of service. Upon early retirement, the annual benefit will be reduced based on the accrual balance as of the month end prior to separation from service.

Early Voluntary Termination: If early voluntary termination occurs, the benefit payable is the accrual balance determined as of the end of the month preceding separation from service subject to vesting. At December 31, 2017, the executive is 70% vested in his accrual balance with respect to early voluntary termination and will become 100% vested in his accrual balance on December 31, 2019.

Early Involuntary Termination: If early involuntary termination occurs the benefit is 100% of the accrual balance determined as of the end of the month preceding separation from service plus the projected accruals for the next 60 months following separation from service for the first five years of the plan. Beginning with the sixth plan year the benefit amount will equal the projected accrual balance as of the end of the tenth plan year. During the eleventh plan year and beyond, the benefit amount will equal the accrual balance as of the end of the month preceding separation from service.

Disability Benefit: If the executive becomes disabled prior to normal retirement, the benefit is 100% of the Accrual Balance determined as of the end of the month preceding such disability.

Change in Control Benefit: If a change in control occurs prior to normal retirement age, the benefit will be the present value determined as of the date of the change in control, using a 6% discount rate, of the present value, also using a 6% discount rate, of the eighteen year stream of payments of the projected benefit at normal retirement age.

Based on assumptions discussed above, the table below summarizes the annual projected normal retirement benefit at commencement for our named executives.

	commencement date	projected annual retirement benefit at commencement
Ernest S. Pinner	12/15/13	$150,000
John C. Corbett	11/5/33	$553,965
Stephen D. Young	3/2/41	$599,822

The SERP Agreements for Messrs. Pinner, Corbett, and Young can be located on Form 8-K Exhibit 10-1 filed on December 31, 2008, Form 8-K Exhibits 10.1 and 10.2 filed on July 14, 2010, and Form 10-K Exhibit 10.8 filed on March 7, 2011, respectively.

2017 Pension Table

Name	Plan Name	number of years credited service	present value of accumulated benefit	payments during last fiscal year
Ernest S. Pinner	SERP agreement 12/30/08	17	$1,132,739	$150,000
John C. Corbett	SERP agreement 7/14/10	17	$795,290	---
Stephen D. Young	SERP agreement 7/14/10	14	$416,527	---

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Company has previously entered into employment agreements (“Agreement(s)”) with Messrs. Pinner, Corbett, Young and Bockhorst and Ms. Idell. Mr. Corbett’s Agreement was filed as Exhibits 10.4 to our Form 8-K filed July 14, 2010. Mr. Young’s Agreement was filed as Exhibit 10.10 to our Form 10-K filed March 7, 2011, and Mr. Bockhorst’s Agreement was filed as Exhibit 10.1 to our Form 8-K filed September 22, 2014. Mr. Pinner’s Agreement was filed as Exhibit 10.1 to our Form 8-K filed February 14, 2011 and an amendment to that Agreement was filed as Exhibit 10.1 to our Form 8-K filed September 15, 2016. Ms. Idell’s Agreement was filed as Exhibit 10.1 to our Form 8-K filed May 2, 2016.

For additional information on severance and change in control payments to which the executives are entitled, see “COMPENSATION DISCUSSION AND ANALYSIS – Compensation Components.”

The following table summarizes the payments that would have been made to our named NEOs at December 31, 2017 pursuant to their Agreements and under the circumstances indicated..

2017 Potential Payments upon Termination or Change in Control Table

Executive Benefits and Payments upon Termination	Voluntary with good reason	Voluntary	Involuntary without cause	Involuntary for cause	CIC only	CIC with Termination	Death	Disability
John C. Corbett
Salary	$1,539,107	---	$1,539,107	---	$4,617,321	$4,617,321	---	---
SERP	$636,232	$636,232	$1,206,457	---	$2,984,316	$2,984,316	$795,290	$795,290
Restricted stock grants (1) (4)	---	---	---	---	$1,007,458	$1,794,307	$1,794,307	$1,794,307
Performance share units (3) (4)	---	---	---	---	---	$885,241	$885,241	$885,241
BOLI split dollar agreement	---	---	---	---	---	---	$266,143	---
Additional term life insurance	---	---	---	---	---	---	$212,141	---
Potential payment for tax gross-up pursuant to Sections 280G and 4999 of the IRC	---	---	---	---	$2,749,751	$3,247,909	---	---
Ernest S. Pinner

Salary	$1,200,000	---	$1,200,000	---	---	$2,500,000	---	---
SERP	$1,132,739	$1,132,739	$1,132,739	$1,132,739	$1,132,739	$1,132,739	$1,132,739	$1,132,739
Restricted stock grants (1) (4)	---	---	---	---	$448,191	$448,191	$448,191	$448,191
Performance share units (3) (4)	---	---	---	---	---	$2,937,774	$2,937,774	$2,937,774
BOLI split dollar agreement	---	---	---	---	---	---	$349,374	---
Additional term life insurance	---	---	---	---	---	---	$100,399	---
Jennifer I. Idell
Salary	$560,000	---	$560,000	---	$1,400,000	$1,400,000	---	---
Restricted stock grants (1) (4)	---	---	---	---	$272,249	$483,930	$483,930	$483,930
Performance share units (3) (4)	---	---	---	---	---	$149,131	$149,131	$149,131
Unvested incentive stock options (2)	---	---	---	---	$25,290	$25,290	---	---
Additional term life insurance	---	---	---	---	---	---	$150,000	---
Stephen D. Young

Salary	$886,973	---	$886,973	---	$2,660,919	$2,660,919	---	---
SERP	$333,222	$333,222	$631,113	---	$2,083,395	$2,083,395	$416,528	$416,528
Restricted stock grants (1) (4)	---	---	---	---	$636,972	$970,278	$970,278	$970,278
Performance share units (3) (4)	---	---	---	---	---	$292,704	$292,704	$292,704
Unvested incentive stock options (2)	---	---	---	---	$111,075	$111,075	---	---
BOLI split dollar agreement	---	---	---	---	---	---	$240,923	---
Additional term life insurance	---	---	---	---	---	---	$193,430	---
Potential payment for tax gross-up pursuant
to Sections 280G and 4999 of the IRC	---	---	---	---	$1,742,339	$1,918,496	---	---
Daniel E. Bockhorst
Salary	$582,168	---	$582,168	---	---	$1,164,336	---	---
Restricted stock grants (1) (4)	---	---	---	---	$273,072	$501,889	$501,889	$501,889
Performance share units (3) (4)	---	---	---	---	---	$190,325	$190,325	$190,325
Unvested incentive stock options (2)	---	---	---	---	$47,550	$47,550	---	---
Additional term life insurance	---	---	---	---	---	---	$350,000	---

note 1:	Acceleration of vesting related to restricted stock grants and restricted stock units. Value used in the table above is equal to the amount of vested and unvested restricted shares or units at December 31, 2017 times $25.73 per share, the market value of the Company’s common stock at December 31, 2017 as reported by Nasdaq.
note 2:	Acceleration of in the money unvested incentive stock options. The value used in the table above is equal to the amount of unvested in the money incentive stock options multiplied by the excess of market value over the exercise price. The market value of the Common’s common stock at December 31, 2017 was $25.73 per share as reported by Nasdaq.

note 3:	The value used in the table above is equal to the amount of the pro-rata PSUs that would vest pursuant to the terms and conditions of the related agreements multiplied by $25.73 per share, the market value of the Company’s common stock at December 31, 2017 as reported by Nasdaq. The PSU arrangements provide for a pro-rata vest based upon the higher of target or actual in a change of control as described on page 26.
note 4:	Equity awards granted pursuant to the Company’s LTI plan on September 17, 2015, September 12, 2016 and September 19, 2017 do not vest automatically upon a change-in-control, but require the double trigger of change-in-control with termination of employment.

PROPOSAL THREE

APPROVAL OF CENTERSTATE 2018 EQUITY INCENTIVE PLAN

On February 15, 2018, our Board of Directors approved the CenterState 2018 Equity Incentive Plan (the “2018 Plan”) for directors and employees, subject to shareholder approval. The 2018 Plan will allow us to continue to provide equity compensation to employees and directors, under a shareholder-approved plan, in order to enable us to attract and retain qualified persons to serve as directors and employees. Our Board of Directors also approved freezing our current 2013 Equity Incentive Plan, whereby no additional future grants and/or awards will be awarded pursuant to that plan effective with shareholder approval of the 2018 Plan.

The plan contains a number of provisions that the Board of Directors believes are consistent with the interest of shareholders and sound corporate governance practices. These include:

•

Limitation on Shares Issued for Awards. Only 2,200,000 shares may be issued under the 2018 Plan through the 2028 expiration of the plan. No more than $150,000 in grants of Shares may be issued to any Director in any one fiscal year. The shares covered by the 2018 Plan represent only 2.65% of shareholder value transfer to employees and directors, based on current outstanding shares, and total potential awards under both the 2018 Plan and existing plans represent only 5.77% shareholder value transfer to employees and directors.

•

No Discount Stock Options. Stock options (or stock appreciation rights) may not be granted or awarded with an exercise price of less than the market value of CenterState common stock on the date of the grant or award.

•

No Repricings. The repricing of stock options and stock appreciation rights is prohibited without the approval of shareholders. This provision applies to both direct repricings – lowering the exercise price of a stock option or stock appreciation right or cancelling such awards and replacing them with lower-price awards – and indirect repricing- cancelling an outstanding stock option or stock appreciation right and granting a replacement full-value award.

•	Twelve Month Minimum Vesting for Restricted Stock Awards. Restricted stock awards and restricted stock units authorized under the 2018 Plan are subject to a one year minimum vesting period.

Claw Back of Awards. If the Company’s financial statements are required to be restated as a result of errors, omissions or fraud, the Board of Directors may, in its discretion, based on facts and circumstances surrounding the restatement direct that the Company recover all or a portion of an award from one or more participants with respect to any fiscal year in which the Company’s financial results are negatively affected by such restatement. In addition, the awards also may be subject to any clawback or recoupment arrangements or policies the Company may establish from time to time.

Plan excludes Assumed Options in Acquisitions. The 2018 Plan excludes any outstanding options assumed by the Company in connection with the Company’s acquisitions, which are summarized under “EQUITY COMPENSATION PLAN INFORMATION.”

Summary of the Plan

The principal features of the 2018 Plan are summarized below. The summary does not contain all information that may be important to you. The complete text of the plan is set forth at Appendix A to this proxy statement.

Plan Administration. The plan is administrated by our Board of Directors, a majority of whom meet the NASD standard for director independence, and/or our Board’s Compensation Committee, which consist of Board members, each of whom meets the NASD standard for director independence. The Board through its Compensation Committee, has the sole authority, among other things, to:

•	select participants and grant awards,

•	determine the number of shares to be subject to the types of awards,

•	determine the terms and conditions upon which awards will be granted under the 2018 Plan, including the vesting requirements of awards,

•	prescribe the form and terms of award agreements,

•	establish procedures and regulations for the administration of the 2018 Plan,

•	interpret the 2018 Plan, and

•	make all determinations necessary or advisable for administration of the 2018 Plan.

Eligibility. The directors and employees of CenterState and its subsidiaries are eligible to participate in the plan.

Shares Subject to the Plan. The plan authorizes the issuance of up to 2,200,000 shares of Company common stock. . No more than $150,000 in grants of Shares may be issued to any Director in any one fiscal year. 440,000 shares or 20% of the authorized shares, may be issue as incentive stock options. If any shares are subject to an award under the 2018 Plan that is forfeited, cancelled, expired, lapses or otherwise terminates without the issuance of such shares, those shares will again be available for grant under the 2018 Plan. The shares issued under the 2018 Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares.

Exercise of Stock Options. Payment for options may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering shares of Company common stock already owned for a least six months prior to the date of exercise and having a market value on the date of exercise equal to the exercise price, or (iii) by any other means determined by the Compensation Committee and/or the board of directors in its sole discretion.

Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, combination or share exchange, merger or consolidation (in each case where the shares of CenterState are converted into stock and/or cash of another entity), or any changes in corporate structure affecting CenterState common stock, adjustments and other substitutions will be made to the 2018 Plan, including adjustments in the maximum number of shares subject to the plan and other numerical limitations. Adjustments will also be made to awards under the 2018 Plan as the Board in its sole discretion deems equitable or appropriate.

Options. Incentive and non-statutory options to purchase shares of CenterState common stock may be granted under the 2018 Plan, either alone or in addition to other awards and for no consideration or for such consideration as the Board and/or Compensation Committee may determine or as may be required by applicable law. The price at which a share may be purchased under an option may not be less than the market value of a share on the date the option is granted. Market value means the last reported sale price of CenterState common stock reported on the Nasdaq stock exchange on the relevant date of determination. The 2018 Plan permits the

Board and/or Compensation Committee to establish the term of each option, but its term may not exceed ten years. Options may be exercised for whole shares only. If an option would otherwise be exercisable for fractional shares, the option is rounded down to the nearest whole share amount. Options may vest and become fully exercisable in the event a change in control occurs as described below. The 2018 Plan contains various provisions governing the participant’s right to exercise an option upon the termination of the participant’s employment with CenterState.

Stock Appreciation Rights. Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the number of shares subject to the award multiplied by the excess of the fair market value of a share at the time of exercise over the grant price of such share. Stock appreciation rights will generally have the same terms and conditions as options, as described above. Stock appreciation rights may be granted to participants either alone or in addition to other awards and may, but need not, relate to a specific option. Any stock appreciation rights related to an option may be granted at the same time the option is granted or any time after the grant but before exercise or expiration of the option. The term of a stock appreciation right may not exceed ten years and limited stock appreciation rights may be granted which are exercisable only upon a change in control or other specific event and may be payable based on the spread between the base price of the stock appreciation right and the market value of a share of common stock during a specified period or at a specified time within a specified period before, after or including the date of the change in control or other specified event. The 2018 Plan contains various provisions governing the participant’s right to exercise a stock appreciation right upon the termination of the participant’s employment with CenterState.

Restricted Stock. Restricted stock awards may be issued to participants for no cash consideration, or for such minimum consideration as may be required by applicable law, either alone or in addition to other awards granted under the plan. Restricted stock vests and becomes fully exercisable as determined by the Board, but in no event earlier than one year from its grant date. Restricted stock vests and becomes fully exercisable in the event: (i) a change in control occurs, as described below, and service is terminated within 12 months thereafter; or (ii) the death or disability of the participant. The treatment of any unvested restricted stock awards at the date of cessation of continuous service shall be as determined by the Compensation Committee and set forth in the award agreement.

Restricted Stock and Performance Unit Awards. Other awards of CenterState common stock and other awards that area valued in whole or in part by reference to, or are otherwise based on, CenterState common stock or the attainment by CenterState of certain performance goals, may be granted to participants, either alone or in addition to other awards. Stock unit awards may be paid in shares of CenterState common stock or cash, as the Board and/or Compensation Committee may determine. Shares granted as stock unit awards may be issued for no cash consideration or for such minimum consideration as may be required by applicable law. At the time the performance goals established have been attained or otherwise satisfied within the performance cycle, the performance share or cash in the name of the participant will vest, equal to the value of the performance shares at the end of the performance cycle, but may be subject to a two year hold period prior to being issued to the participant. No portion of any such award may vest earlier than one year from the grant date. The treatment of any unvested awards at the date of cessation of continuous service shall be as determined by the Compensation Committee and set forth in the award agreement.

Change in Control. Unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, in the event of a change in control of CenterState, all outstanding stock options will become fully vested. If a participant’s service with CenterState is involuntarily terminated at any time within twelve months after a change in control, and unless otherwise determined by the Board and/or Compensation Committee at the time of the grant of an award, any restricted period with respect to restricted shares will lapse and all such shares will become fully vested and, with respect to performance units, the participant will be entitled to receive a prorata payment to the same extent as if the participant had ceased service because of death or disability. A “change in control” means (i) a merger or consolidation of the Company with an unaffiliated entity, but not including a merger or consolidation in which any individual or group of shareholders of the

Company who are the beneficial owners of more than 50% of the outstanding shares of Common Stock immediately prior to such merger or consolidation are the beneficial owners of more than 50% of the outstanding shares of the common stock of the surviving corporation immediately after such merger or consolidation, (ii) the acquisition by any individual or group (other than by the Company, any of its Affiliates or any Company employee plan) during any 12-month period of beneficial ownership of more than 50% of the outstanding shares of Company common stock or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions

Effective Date, Term, Amendment, and Termination. If approved by shareholders, the 2018 Plan will become effective as of the date of such approval and will remain in effect until the earlier of (a) the date that no additional shares are available for issuance, (b) the date the 2018 Plan is terminated by the Board of Directors in accordance with its terms or (c) the tenth anniversary of such shareholder approval. Termination will not affect grants and awards then outstanding under the 2018 Plan. The Board of Directors may terminate or, amend the 2018 Plan at any time without shareholder approval, unless such approval is necessary to comply with the Securities Exchange Act of 1934, the Internal Revenue Code, NASD rules, or other applicable law. No termination, amendment or modification of the 2018 Plan may in any manner affect any award previously granted under the plan without the consent of the participant to whom the award was granted or the transferee of the award.

Restriction on Transfer. Awards granted under the 2018 Plan are generally non-transferable, except by will or the laws of descent and distribution. The Board may permit participants to transfer awards (other than stock options) to members of their immediate family, to one or more trusts solely for the benefit of such immediate family members, and to partnerships into which such family members or trusts are the only trusts.

Other Provisions. The Board may establish procedures providing for the delivery of shares of CenterState common stock, in satisfaction of withholding tax obligations.

Federal Income Tax Consequences. Under present law, the following are the U.S. federal income tax consequences generally arising with respect to stock options, stock appreciation rights, and performance unit awards:

Upon exercising a non-statutory option, a participant must recognize ordinary compensation income equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. Upon sale of such shares by the optionee, any difference between the sales price and fair market value on the date of exercise will be treated as a long-term capital gain (loss) if the stock has been held for at least 12 months.

For an incentive stock option, the optionee generally will recognize no taxable income upon grant or exercise of the option. If the acquired stock is held for at least two years from date of grant and one year from date of exercise, any gain or loss realized upon disposition of the shares will be treated as long-term capital gain (loss). If the acquired stock is sold prior to the satisfaction of these holding period requirements, the difference between the option price and the fair market value of the shares on the date of exercise will be treated as ordinary compensation income. CenterState will be entitled to a deduction for the same amount. If compensation is recognized and the stock is sold, any difference between fair market value on date of exercise and the sales price will be recognized as either short or long term capital gain or loss, depending upon the amount of time the acquired stock was held. For alternative minimum tax purposes, the exercise of an incentive stock option will create an adjustment item in the year of exercise equal to the difference between the option price and fair market value on date of exercise. This adjustment item will create an adjusted tax basis for alternative minimum tax purposes different from regular tax purposes in the stock equal to the fair market value on date of exercise.

Upon exercise of a stock appreciation right, a participant must recognize ordinary compensation income equal to the amount of cash received plus the fair market value of any shares received. CenterState will be entitled to a deduction for the same amount.

Recipients of restricted and unrestricted stock awards will recognize ordinary income in an amount equal to the fair market value of the shares of CenterState common stock granted to them at the time that the shares vest and become transferable. A recipient of a restricted stock award may, however, elect to accelerate the recognition of income with respect to his or her grant to the time when shares of common stock are first transferred to him or her, notwithstanding the vesting schedule of such awards. CenterState will be entitled to deduct as a compensation expense for tax purposes the same amounts recognized as income by recipients of restricted and unrestricted stock awards in the year in which such amounts are included in income.

Performance unit awards result in the recognition of ordinary income in an amount equal to the cash received, as well as the fair market value of shares of Company common stock paid to participants.

Claw Back of Awards. If the Company’s financial statements are required to be restated as a result of errors, omission or fraud, the Committee and/or the Board may, in its discretion, based on facts and circumstances surrounding the restatement direct that the Company recover all or a portion of an Award from one or more Participants with respect to any fiscal year in which the Company’s financial results are negatively affected by such restatement. In addition, the awards also may be subject to any clawback or recoupment arrangements or policies the Company may establish from time to time. To do this, the Committee and/or the Board may pursue various ways to recover from one or more Participants through: (i) payment of monetary amounts, (ii) cancellation of outstanding Awards, (iii) return or forfeiture of Shares, (iv) the withholding of future Awards, or (v) any combination of these or other actions.

Communications with Third Parties. The Plan specifically states that neither the Plan nor an award agreement would limit a Participant’s right to communicate with third parties, including the SEC or other government agency about possible legal violations without retaliation.

Other Information. The Board has not made any determination as to the specific allocation of benefits or amounts under the 2018 Plan if approved by shareholders, although it is anticipated that award and grants will be made consistent with past practice and as disclosed in the Company’s securities filings. If the 2018 Plan is not approved by shareholders, the Board of Directors will consider other alternatives for performance-based compensation. The 2018 Plan is not exclusive and does not limit the authority of the Board or its Committees to grant awards or authorize any other compensation, with or without reference to shares, under any other plan or authority.

Vote Required and Recommendation of Board of Directors. This proposal will be approved if votes cast in favor of it exceed the votes cast opposing the proposal. Abstentions will be treated as being present and entitled to vote on the matter and, therefore, will have the effect of votes against the proposal. A broker “non-vote” is treated as not being entitled to vote on the matter and, therefore, is not counted for purposes of determining whether the proposal has been approved.

The board of directors unanimously recommends a vote “FOR” the approval of CenterState’s 2018 Equity Incentive Plan.

PROPOSAL FOUR

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF COMMON SHARES FROM 100,000,000 TO 200,000,000

Our board of directors has approved a proposal to amend Section A(1) of Article IV of the Company’s Restated Articles of Incorporation to increase the total shares of authorized common stock, par value $0.01 per share from 100,000,000 to 200,000,000. The text of the amendment is as follows:

“A. Number and Class of Shares Authorized; Par Value.

The Corporation is authorized to issue the following shares of capital stock:

(1) Common Stock. The aggregate number of shares of common stock (referred to in these Restated Articles of Incorporation as “Common Stock”) which the Corporation shall have authority to issue is 200,000,000 with a par value of $0.01 per share.”

The Board of Directors has determined that increasing the number of authorized shares by 100,000,000 is desirable and in the shareholders’ best interest, since it would provide us additional flexibility by increasing the shares of common stock available for issuance from time to time for corporate purposes, including raising additional capital, awarding shares to management and directors under our equity plans, acquisitions of other companies or their assets, and other distributions.

The proposal, if adopted, will ensure that the Company will continue to have an adequate number of authorized and unissued shares of common stock available for the foreseeable future uses as described above.

Outstanding Common Stock and Shares of Common Stock Available for Issuance

	As of February 28, 2018		Upon Effectiveness of Amendment
Shares of Common Stock Authorized	100,000,000		200,000,000
Shares of Common Stock Outstanding	83,627,797		83,627,797
Shares of Common Stock Reserved for Issuance *	2,353,911	(1)	4,472,559	(2)
Shares of Common Stock Available for Future Issuance *	14,018,292		111,899,644

(1)	The number of shares of Common Stock reserved for issuance reflects 2,272,559 shares of Common Stock subject to outstanding options, stock grants and units, and performance share units and 81,352 shares of Common Stock that are available for future issuance under the Company’s 2013 Equity Incentive Plan. Upon approval of the 2018 Equity Incentive Plan by the shareholders, no further grants will be made under the 2013 Equity Incentive Plan.
(2)	The number of shares of Common Stock reserved for issuance reflects the current outstanding awards noted in (1) above and no future awards granted from the Company’s 2013 Equity Incentive Plan, and assumes 2,200,000 shares of Common Stock are reserved for future issuance pursuant to the proposed 2018 Equity Incentive Plan.

The Company has compared its proposed increase in authorized shares compared to common shares outstanding to the authorized shares to common shares outstanding of peer banks in the Southeast between $8 and $20 billion in assets and has determined that the proposed increase is consistent with its peers in terms of total outstanding shares to total authorized shares at 41%.

Increasing the number of authorized common shares would not affect the rights of the holders of currently outstanding common stock. When and if additional shares of our common stock are issued, these new shares would have the same voting and other rights and privileges as the currently issued and outstanding shares of common stock, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid.

However, if additional authorized shares of common stock, or securities that are convertible into, or exchangeable or exercisable for shares of common stock are issued, our existing shareholders could, depending upon the price realized, experience dilution of book value per share, earnings per share and percentage ownership. The issuance of additional shares of common stock also could be deemed under certain circumstances to have an anti-takeover effect where, for example, if the shares were issued to dilute the equity ownership and corresponding voting power of a shareholder or group of shareholders who may oppose the policies or strategic plan of the Company’s existing management. On this basis, the proposed increase in authorized shares could enable the Board of Directors to render more difficult or discourage an attempt by another person or entity to obtain control of the Company.

This Proposal requires approval by the affirmative vote of no less than a majority of outstanding shares of Common Stock entitled to vote.

The Board of Directors unanimously recommends a vote “FOR” the proposal to amend the articles of incorporation to increase the number of authorized common shares from 100,000,000 to 200,000,000.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Crowe Horwath LLP as our independent registered public accounting firm for the year ending December 31, 2018. Crowe Horwath LLP has audited our consolidated financial statements for the year ending December 31, 2017 and has served in that capacity since fiscal year ending December 31, 2006. While we are not required to do so, we are submitting the appointment of Crowe Horwath LLP to serve as our independent registered public accounting firm for the year ending December 31, 2018 for ratification in order to ascertain the views of our shareholders on this appointment. If the appointment is not ratified, the Audit Committee may reconsider its selection. Even if the appointment of Crowe Horwath LLP is ratified by the shareholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines such a change would be in the best interests of the Company. We anticipate that a representative of Crowe Horwath LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions from shareholders.

The board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Crowe Horwath LLP to serve as the independent registered public accounting firm for the year ending December 31, 2018.

Fees Paid to the Independent Auditor

The following sets forth information on the fees paid by us to Crowe Horwath LLP for 2016 and 2015.

	2017	2016
Audit fees	$650,000	$635,000
Audit-related fees	282,187	303,078
Tax fees	4,500	12,700

Subtotal	936,687	950,778
All other fees	---	---

Total fees	$936,687	$950,778

Services Provided by Crowe Horwath LLP

All services rendered by Crowe Horwath LLP in 2017 and 2016 were permissible under applicable laws and regulations, and were pre-approved by the Audit Committee. Pursuant to SEC rules, the fees paid to Crowe Horwath for services are disclosed in the table above under the categories listed below.

1)	Audit Fees – These are fees for professional services performed for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements. The increase in base audit fee is reflective of the Firm’s increase in the cost of living of 2.4%.

2)	Audit-Related Fees – These are fees for assurance and related services performed that are reasonably related to the performance of the audit or review of our financial statements. These fees were for services performed related to audit and SEC related requirements pursuant to several acquisitions, our common stock offering, increases in audit scope related to several business expansions, including mortgage lending and derivatives, and other related services all of which were approved by the Audit Committee.

3)	Tax Fees – These are fees for professional services performed by Crowe Horwath with respect to tax compliance, tax advice and tax planning. During 2016, Crowe Horwath assisted us with an IRS examination related to First Southern Bancorp, Inc., a financial institution we acquired in 2014, which was completed in 2016 with no material findings. Crowe Horwath has not been engaged to prepare the Company’s federal, state and local income tax returns. While we do not believe this is a non-permissible service with respect to our auditors, we have chosen to have these services performed by an unrelated public accounting firm.

4)	All Other Fees – These are fees for other permissible work performed by Crowe Horwath that do not meet the above category descriptions.

These services are actively monitored (both as to spending level and work content) by our Audit Committee to maintain the appropriate objectivity and independence in the core work of Crowe Horwath, the auditors of our consolidated financial statements.

AUDIT COMMITTEE REPORT

Our Board of Directors has an Audit Committee which consists of Directors Nunez, Blanchard, Greene, Pou, and Richey, each of whom is an independent director pursuant to the independence standards of the Sarbanes-Oxley Act of 2002, and as defined under the rules of the Financial Industry Regulatory Authority. Mr. Nunez is the chairman of the Committee and has been designated a “financial expert” pursuant to the provisions of the Sarbanes-Oxley Act. The board of directors has deemed Mr. Nunez to meet the criteria for a “financial expert” as defined by the Sarbanes-Oxley Act, which basically is limited to those who have prepared or audited comparable company financial statements.

The Committee held 10 meetings during 2017. The Audit Committee of the Board is responsible for providing independent, objective oversight over our financial reporting. The Audit Committee is governed by a written charter adopted and approved by the Board of Directors. The Audit Committee has implemented a Pre-Approval Policy for Audit and Non-Audit Services to insure that all audit and permitted non-audit services provided to the Company are appropriate. The Audit Committee may delegate pre-approval authority to one or more of its members when expedition of services is necessary. The Audit Committee charter and the Company’s Pre-Approval Policy for Audit and Non-Audit Services are included in the Company’s website at www.centerstatebanks.com.

This year, the Audit Committee reviewed the Audit Committee Charter and, after appropriate review and discussion, determined that the Committee had fulfilled its responsibilities under the Audit Committee Charter. The Audit Committee also considered and concluded that the independent auditor’s provision of non-audit services in 2017 was compatible with applicable independence standards.

The Audit Committee annually considers whether to retain the Company’s independent registered public accounting firm. Crowe Horwath LLP has been the Company’s independent registered public accounting firm since 2006. The lead audit partner and other key engagement partners are rotated at least every five years. The current lead audit partner has served in this capacity since 2014 and is scheduled to rotate off as the lead audit partner after the 2018 audit. We have already interviewed the incoming lead partner, who is currently serving as one of the non-lead engagement partners, and are satisfied with the appointment. The Audit Committee, with the assistance of the Company’s Internal Audit Department, regularly surveys key operating personnel as to the performance of the independent registered public accounting firm and the other out-sourced internal audit providers. The Audit Committee also reviews and signs all of the audit and non-audit engagement letters, actively negotiates the fees for all audit and non-audit services and preapproves all non-audit services performed by the independent registered public accounting firm.

In deciding whether to retain Crowe Horwath LLP as the Company’s independent registered public accounting firm, the Audit Committee considered, among other factors:

•	The professional qualifications of Crowe Horwath LLP and that of the lead audit partner and other key engagement members;

•

Historical and recent performance on the Company’s audits, including the extent and quality of communications with the Audit Committee, and the Firm’s commitment and ability to deliver appropriate audit services;

•	The Firm’s understanding of the Company’s business, operations, accounting policies and practices;

•	Appropriateness of the audit fees;

•	Independence and the processes used by the independent registered public accounting firm to maintain its independence;

•	Tenure as the Company’s independent registered public accounting firm;

•	Issues raised by the Public Company Accounting Oversight Board (PCAOB) in its reports on the Firm’s audit quality and the Firm’s responses thereto.

As a result of this evaluation, the Audit Committee recommends the appointment of Crowe Horwath LLP as the Company’ auditors for 2018.

Management is responsible for the preparation and presentation of our financial statements and its overall financial reporting process and, with the assistance of our internal auditors, for maintaining appropriate internal controls and procedures that provide for compliance with accounting standards and applicable laws.

The Audit Committee is responsible for recommending to the Board that our financial statements be included in our annual report. In fulfilling its responsibilities, the Audit Committee discussed with our independent auditors, those matters required to be communicated to the Audit Committee under applicable PCAOB and U.S. Auditing Standards. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process. The Audit Committee also discussed the auditor’s independence with the auditors and received a letter from the auditors regarding independence as required by applicable standards concerning independence. Finally, the Audit Committee reviewed and discussed with our management and the auditors, our audited financial statements as of, and for the year ended, December 31, 2017.

Based on the discussions with the auditors concerning the audit, the independence discussions, and the financial statement review, and additional matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to our Board that our Annual Report on Form 10-K include the audited financial statements.

Audit Committee
G. Tierso Nunez II, Chairman
Griffin A. Greene
Daniel R. Richey
G. Robert Blanchard, Jr.
Michael J. Brown, Sr.

PAY RATIO

We are providing the following information to comply with Item 402(u) of Regulation S-K.

We have estimated that our pay ratio for 2017 is 46 to 1, calculated pursuant to SEC rules by dividing our CEO’s annual total compensation set forth in the Summary Compensation Table for 2018 ($2,088,108) by $44,911, which represents the median of the annual total compensation of our employees (other than our CEO) for 2017. We identified our median employee as of December 31, 2017, using our entire workforce of approximately 1,078 full time, part-time and temporary employees (excluding employees acquired due to merger in calendar year 2017). Regular earnings, commissions and cash bonus were used to determine the median employee for the period from January 1, 2017 to December 31, 2017. We then calculated the median employee’s annual total compensation based on the proxy rules for determining the annual total compensation of our NEOs in order to determine the pay ratio.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and make various assumptions that may differ from other companies’ methodologies and/or assumptions. As a result, the pay ratio reported by the Company may not be comparable to the pay ratio reported by other companies.

CERTAIN RELATED TRANSACTIONS

Our subsidiary bank has outstanding loans to certain of our directors, executive officers, their associates and members of the immediate families of such directors and executive officers. These loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not affiliated with the banks and did not involve more than the normal risk of collectability or present other unfavorable features.

Our Board of Directors has adopted a written policy with respect to related party transactions. For the purpose of the policy, a “related party transaction” is a transaction in which we participate and in which any related party has a direct or indirect interest, other than (i) transactions available to all employees or customers generally, (ii) transactions involving less than $25,000 when aggregated with all similar transactions, or (iii) loans made by our subsidiary bank in the ordinary course of business, on substantially the same terms, including rates and collateral as those prevailing at the time for comparable loans with persons not related to the lending bank, and not involving more than a normal risk of collectability or presenting other unfavorable features.

Under the policy, any related party transaction may be consummated or may continue only if (i) our Audit Committee approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, (ii) the transaction is approved by the disinterested members of our Board of Directors, or (iii) the transaction involves compensation that has been approved by our Compensation Committee.

A copy of this policy is included on our website at www.centerstatebanks.com. All related party transactions in 2017 required to be reported in this Proxy Statement were approved by either the Audit Committee, the Board of Directors or the Board of Directors of our subsidiary bank.

MANAGEMENT AND PRINCIPAL STOCK OWNERSHIP

The following sets forth, as of February 28, 2018, the stock ownership of each of our directors and nominees for directors, our named executive officers, and all directors and executive officers as a group. To our knowledge, the only shareholder who owned more than 5% of the outstanding shares of CenterState common stock on February 28, 2018 was Capital World Investors (5.11%), 333 South Hope Street, Los Angeles, CA 90071.

Director and Director Nominees	Amount and Nature of Beneficial Ownership (a)	Percentage of CenterState common stock (a)
James H. Bingham	128,073 shares (b)	0.15%
G. Robert Blanchard, Jr.	305,875 shares (c)	0.37%
Michael Brown, Sr.	204,037 shares (d)	0.24%
C. Dennis Carlton	170,854 shares (e)	0.20%
Michael F. Ciferri	310,132 shares (f)	0.37%
John C. Corbett	86,035 shares (g)	0.10%
Jody J. Dreyer	---(h)	---%
Griffin A. Greene	59,063 shares (i)	0.07%
Charles W. McPherson	27,739 shares (j)	0.03%
G. Tierso Nunez II	27,279 shares (k)	0.03%
Thomas E. Oakley	201,358 shares (l)	0.24%
Ernest S. Pinner	152,424 shares (m)	0.18%
William K. Pou, Jr.	78,778 shares (n)	0.09%
Daniel R. Richey	42,607 shares (o)	0.05%
David G. Salyers	3,694 shares (p)	0.00%
Joshua A. Snively	21,312 shares (q)	0.03%
Mark W. Thompson	23,829 shares (r)	0.03%

Named Executives
John C. Corbett	86,035 shares (g)	0.10%
Ernest S. Pinner	152,424 shares (m)	0.18%
Jennifer I. Idell	9,926 shares (s)	0.01%
Stephen D. Young	74,119 shares (t)	0.09%
Daniel E. Bockhorst	38,802 shares (u)	0.05%

All Directors, Director Nominees and Executive Officers as a group (20 individuals)	1,965,936 shares	2.35%

Other 5% owners
Capital World Investors	4,224,344 shares (v)	5.05%

(a)	Information relating to beneficial ownership of CenterState common stock by directors is based upon information furnished by each person using “beneficial ownership” concepts set forth in rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days from February 28, 2018. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Accordingly, nominees and directors continuing in office are named as beneficial owners of shares as to which they may disclaim any beneficial interest. Please refer to page 31 for more information regarding all outstanding equity awards as of December 31, 2017 granted to the Company’s NEOs.

(b)	James H. Bingham. The nature of his beneficial ownership is as follows: 46,934 shares are held by a trust he controls, 1,976 shares are owned jointly with his spouse, 3,512 shares are owned by a company he controls, 585 shares are owned by a dependent child, and 75,066 shares are owned individually, including those held in his retirement account. (No shares are pledged as security.)

(c)	G. Robert Blanchard, Jr. The nature of his beneficial ownership is as follows: 11,350 shares are owned jointly with spouse, 4,015 shares are owned individually and 290,510 shares are owned by a corporation he controls. (290,510 shares are pledged as security.)

(d)	Michael Brown, Sr. The nature of his beneficial ownership is as follows: 204,037 shares are owned by a Trust he controls. (No shares are pledged as security.)

(e)	C. Dennis Carlton. The nature of his beneficial ownership is as follows: 65,422 shares are held by several Trusts he controls and 105,432 shares are owned individually. (99,312 shares are pledged as security.)

(f)	Michael F. Ciferri. The nature of his beneficial ownership is as follows: 104,831 shares are owned by a corporation or partnership he controls, 118,421 shares are owned individually and 86,880 shares are owned by his spouse. (94,200 are pledged as security.)

(g)	John C. Corbett. The nature of his beneficial ownership is as follows: 4,490 shares are owned by his IRA account and 81,545 shares are owned individually, including restricted shares (i.e. they can be voted and are included in total outstanding common shares). (No shares are pledged as security.)

(h)	Jody J. Dreyer. No shares are beneficially owned at this time. (No shares are pledged as security.) Ms. Dreyer was appointed to the Board in January 2018.

(i)	Griffin A. Greene. The nature of his beneficial ownership is as follows: 26,807 shares are held individually including an IRA and SEP, 22,406 shares are owned jointly with spouse, and 9,850 shares are owned by a partnership he controls. (42,613 shares are pledged as security.)

(j)	Charles W. McPherson. The nature of his beneficial ownership is 22,619 shares owned by a Trust he controls and 5,120 shares are owned individually. (No shares are pledged as security.)

(k)	George Tierso Nunez II. The nature of his beneficial ownership is as follows: 15,595 shares are owned individually and within his IRA and 11,684 are owned jointly with spouse. (No shares are pledged as security.)

(l)	Thomas E. Oakley. The nature of his beneficial ownership is as follows: 153,266 shares are owned by a Trust he controls, 690 shares are owned by his child, 900 shares are owned by his spouse and 46,502 shares are owned individually. (189,704 shares are pledged as security.)

(m)	Ernest S. Pinner. The nature of his beneficial ownership is as follows: 107,753 shares are owned individually, including amounts in his IRA and restricted shares, and 44,671 are owned jointly with spouse. (32,180 shares are pledged as security.)

(n)	William K. Pou, Jr. The nature of his beneficial ownership is as follows: 63,891 shares are owned jointly with his spouse, 9,767 shares are owned by a Trust he controls and 5,120 shares are owned individually. (No shares are pledged as security.)

(o)	Daniel R. Richey. The nature of his beneficial ownership is as follows: 13,228 shares are owned by corporations he controls, 8,135 shares are owned by his IRA, 5,924 are owned jointly with his spouse and 15,320 shares are owned individually. (No shares are pledged as security.)

(p)	David G. Salyers. The nature of his beneficial ownership is as follows: 3,000 are owned jointly with his spouse and 694 shares are owned individually. (No shares are pledged as security.)

(q)	Joshua A. Snively. The nature of his beneficial ownership is as follows: 12,812 shares are owned individually and 8,500 are owned joint with his spouse. (No shares are pledged as security.)

(r)	Mark W. Thompson. The nature of his beneficial ownership is as follows: 21,329 shares are owned individually including amounts in his IRA and 2,500 shares represent presently exercisable options. (No shares are pledged as security.)

(s)	Jennifer L. Idell. The nature of her beneficial ownership is as follows: 9,926 shares are owned individually. (No shares are pledged as security).

(t)	Stephen D. Young. The nature of his beneficial ownership is as follows: 54,119 shares are owned individually, including restricted shares (i.e. they can be voted and are included in total outstanding common shares) and 20,000 shares represent presently exercisable options. (No shares are pledged as security.)

(u)	Daniel E. Bockhorst. The nature of his beneficial ownership is as follows: 19,872 shares are owned jointly with his spouse, 1,000 shares are owned by his spouse’s IRA, 16,430 shares are owned individually, including amounts in his IRA and restricted shares (i.e. they can be voted and are included in total outstanding common shares) and 1,500 shares represent presently exercisable options. (No shares are pledged as security.)

(v)	Information is as of December 31, 2017 as reported by Capital World Investors on its SEC Form 13G filing. Capital World Investors is located at 333 South Hope Street, Los Angeles, CA 90071.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of CenterState common stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. To our knowledge, based solely upon a review of forms furnished to us or written representations that no other reports were required, we believe that during the year ended December 31, 2017, all Section 16(a) filings applicable to our officers and directors were complied with in a timely fashion.

EQUITY COMPENSATON PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by shareholders:
2007 Equity Incentive Plan	282,800	$12.05	---	(1)
2013 Equity Incentive Plan	1,800	$10.22	108,800	(2)
Assumed stock option plans pursuant to the acquisitions of:
Gulfstream Bancshares, Inc.	77,300	$6.94	---
Gateway Financial Holdings, Inc.	757,583	$11.41
Equity compensation plans not approved by shareholders:	---	---	---

Total	1,119,483	$11.26	108,800

(1)	Excludes 69,100 shares of restricted stock awards previously granted pursuant to the 2007 Equity Incentive Plan that are unvested and unissued as of December 31, 2017.
(2)	Excludes 420,324 shares of restricted stock awards granted pursuant to the 2013 Equity Incentive Plan which are unvested and unissued, 69,700 of restricted stock awards that have been issued but are not vested and 86,817 of restricted share units as of December 31, 2017. Also excludes the theoretical maximum of potential shares (308,587 units) that could be issued pursuant to the Performance Share Units awarded during 2014, 2015, 2016 and 2017.
(3)	As of the Record Date, 1,514,891 stock options remain outstanding, with a weighted average exercise price of $13.18 and a weighted average term of 3.0 years. As of the same date, 757,668 restricted stock awards, restricted stock units and performance share units awards remain outstanding.
(4)	As of the Record Date, 81,352 shares remain available for issuance under the 2013 Equity Incentive Plan. As noted previously, upon approval of the 2018 Equity Incentive Plan, no additional shares may be granted under the 2013 Plan.

Stock Option Plans

On April 25, 2013, our shareholders approved the CenterState 2013 Equity Incentive Plan (the “2013 Plan”). The 2013 Plan replaced the 2007 Plan discussed below. The 2013 Plan authorizes the issuance of up to 1,600,000 shares of the Company common stock. Of this amount, 1,525,000 shares are allocated to employees, all of which may be issued as incentive stock options, and 75,000 shares are allocated to directors. During 2017, we did not grant any employee incentive stock options.

On January 17, 2014, we converted all of the outstanding Gulfstream stock options to CenterState stock options pursuant to our merger agreement with Gulfstream. Total CenterState stock options issued pursuant to the Gulfstream acquisition were for 774,104 shares, with a weighted average exercise price of $6.99 per share. At December 31, 2017, there were remaining unexercised options for 77,300 shares with a weighted average exercise price of $6.94 per share.

On May 1, 2017, we converted all of the outstanding Gateway stock options to CenterState stock options pursuant to our merger agreement with Gateway. Total CenterState stock options issued pursuant to the Gateway acquisition were for 1,150,517 shares, with a weighted average exercise price of $11.32 per share. At December 31, 2017, there were remaining unexercised options for 757,583 shares with a weighted average exercise price of $11.41 per share.

We also granted 180,673 shares of restricted stock awards (“RSAs”) and RSUs, with an average fair value of $24.45 per share, pursuant to the 2013 Plan during 2017. The RSAs vest within a range of two to ten years. We also issued PSUs during 2017 which based on future performance over a three year period will range between 0 and 51,488 units. The target level of performance will result in 34,325 units, with an average fair value of $20.00 per unit.

On April 24, 2007, our shareholders approved the CenterState 2007 Equity Incentive Plan (the “2007 Plan”). The 2007 Plan replaced the 1999 Plan discussed below. The 2007 Plan authorized the issuance of up to 1,350,000 shares of the Company common stock. Our Board of Directors approved freezing our 2007 Plan, whereby no additional future grants and/or awards will be issued pursuant to this Plan effective with our April 2013 shareholder approval of the 2013 Plan.

All of our equity compensation plans have been approved by our shareholders. A summary of the status of our stock option plans at December 31, 2017 is presented below:

Stock Options	Number of shares	Weighted Average Exercise Price
Outstanding at January 1, 2016	623,490	$12.30
Granted	0	$0.00
Issued pursuant to the merger agreement with Gateway	1,150,517	$11.32
Exercised	(598,039)	$12.11
Forfeited	(56,485)	$15.00

Outstanding at December 31, 2017	1,119,483	$11.26

Exercisable at December 31, 2017	1,051,853

Weighted average fair value per share of options granted during the period	$0.00

Weighted average remaining contractual term of total options outstanding	2.1 years

OTHER MATTERS

Our management does not know of any matters to be brought before the Annual Meeting other than those described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named as proxies in the enclosed form of proxy and acting thereunder will vote on such matters in accordance with the recommendation of our Board of Directors.

Upon the written request of any person whose proxy is solicited by this proxy statement, we will furnish to such person without charge (other than for exhibits) a copy of our Annual Report on Form 10-K for its fiscal year ended December 31, 2017, including financial statements and schedules thereto, as filed with the Securities and Exchange Commission. Written requests may be made to CenterState Bank Corporation, 1101 First Street South, Winter Haven, FL 33880, Attention: Corporate Secretary.

Appendix A

CENTERSTATE BANK CORPORATION

2018 EQUITY INCENTIVE PLAN

1.  Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers, directors and key employees of the Company and its Affiliates.

2.  Definitions. The following definitions are applicable to the Plan:

“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as such terms are defined in Code sections 424(e) and (f), respectively.

“Award” means the grant by the Compensation Committee and/or the Board of Directors of Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares, Restricted Stock Units, Performance Units or Unrestricted Shares or any combination thereof, as provided in the Plan.

“Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

“Company” means CenterState Bank Corporation

“Board” means the Board Directors of the Company.

“Cause” means, as determined by the Company, unless otherwise defined in an employment agreement between the Company and the Participant, a Participant’s termination of service by the Company as a result of the Participant’s theft or embezzlement from the Company or any Affiliate, violation of a material term or condition of employment, disclosure of confidential information of the Company or any Affiliate, conviction of the Participant of a crime of moral turpitude, stealing of trade secrets or intellectual property owned by the Company or any Affiliate, any act by the Participant in competition with the Company or any Affiliate, issuance of an order for removal of the Participant by the banking regulator of the Company or any of its subsidiaries, or any other act, activity or conduct of a Participant which in the opinion of the Company is adverse to the best interests of the Company or any Affiliate. “.

“Change of Control” means (i) a merger or consolidation of the Company with an unaffiliated entity, but not including a merger or consolidation in which any individual or group of shareholders of the Company who are the beneficial owners of more than 50% of the outstanding shares of Common Stock immediately prior to such merger or consolidation are the beneficial owners of more than 50% of the outstanding shares of the common stock of the surviving corporation immediately after such merger or consolidation, (ii) the acquisition by any individual or group (other than by the Company, any of its Affiliates or any Company employee plan) during any 12-month period of beneficial ownership of more than 50% of the outstanding shares of Company common stock or (iii) the sale or disposition by the Company of all or substantially all of the Company’s assets in which any person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets from the Company that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions.

“Code” means the Internal Revenue Code of 1986, as amended, and its interpretive regulations.

“Compensation Committee” means the Compensation Committee appointed by the Board pursuant to Section 3 of the Plan.

“Continuous Service” means, in the case of an Employee, the absence of any interruption or termination of service as an Employee of the Company or an Affiliate; and in the case of an individual who is not an Employee, the absence of any interruption or termination of the service relationship between the individual and the Company or an Affiliate. Service will not be considered interrupted in the case of sick leave, military leave, family leave or any other leave of absence approved by the Company or in the case of a Participant’s transfer between the Company and an Affiliate or any successor to the Company. With respect to any Award subject to Section 409A of the Code (and not exempt therefrom), a termination of Continuous Service occurs when a Participant experiences a “separation of service” (as such term is defined under Section 409A of the Code).

“Director” means any individual who is a member of the Board.

“Disability” means permanent and total disability as determined by the Compensation Committee and/or the Board pursuant to Code section 22(e)(3).

“Employee” means any person, including an officer, who is employed by the Company or any Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option.

“Incentive Stock Option” means an option to purchase Shares granted by the Compensation Committee and/or Board of Directors pursuant to the terms of the Plan that is intended to qualify under Code section 422.

“Market Value” means the last reported sale price on the trading date preceding the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of the Shares on the Nasdaq Stock Market, or, if the Shares are not listed on the Nasdaq Stock Market, on the principal exchange on which the Shares are listed for trading, or, if the Shares are not then listed for trading on any exchange, the mean between the closing high bid and low asked quotations of the Shares on the date in question as reported by Nasdaq or any similar system then in use, or, if no such quotations are available, the fair market value on such date of the Shares as the Compensation Committee and/or Board shall determine.

“Non-Qualified Stock Option” means an option to purchase Shares granted by the Compensation Committee and/or the Board pursuant to the terms of the Plan, which option is not intended to qualify under Code section 422.

“Officer” means an officer of the Company or any of its subsidiaries.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means any individual selected by the Compensation Committee and/or the Board to receive an Award.

“Performance Cycle” means the period of time, designated by the Compensation Committee and/or the Board, over which Performance Shares or Performance Units may be earned.

“Performance Shares” means Shares awarded pursuant to Section 14 of the Plan.

“Performance Unit” means an Award granted to a Participant pursuant to Section 14 of the Plan.

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“Plan” means the CenterState Bank Corporation 2018 Equity Incentive Plan.

“Restricted Period” means the period of time selected by the Compensation Committee and/or the Board for the purpose of determining when restrictions are in effect under Section 12 of the Plan with respect to Restricted Shares or Restricted Share Units.

“Restricted Shares” means Shares that have been contingently awarded to a Participant by the Compensation Committee and/or the Board subject to the restrictions referred to in Section 12 of the Plan, so long as such restrictions are in effect.

“Restricted Stock Units” means an Award granted to a Participant pursuant to Section 12 of the Plan.

“Retirement” means, in the case of an Employee or Director, a termination of Continuous Service by reason of the Employee’s or Director’s retirement on or after the Employee’s or Director’s 65th birthday, or on or after the Employee’s or Director’s 55th birthday provided such Employee or Director has completed at least 10 years of Continuous Service.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of the Company’s common stock, par value of $0.01 per share.

“Stock Appreciation Rights” means an award under the Plan pursuant to Section 13 of the Plan.

“Unrestricted Shares” means Shares awarded free of restrictions under the Plan pursuant to Section 15 of the Plan.

3.  Administration. The Plan will be administered by the Board and/or the Compensation Committee, which will consist of two or more members of the Board, each of whom will be an independent director as a “non-employee director” as provided under Rule 16b-3 of the Exchange Act and an “independent director” under the Nasdaq Corporate Governance Rules, as amended. The members of the Committee will be appointed by the Board. Except as limited by the express provisions of the Plan, the Board through its Compensation Committee will have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards will be granted under the Plan including the vesting requirements of such Awards made under the Plan; (d) prescribe the form and terms of Award Agreements; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and (g) make all determinations deemed necessary or advisable for the administration of the Plan. With respect to Directors and Named Executive Officers as it relates to (a) through (g) above, the Board will have sole and complete authority and discretion. With respect to all other Officers and Employees, the Board or the Compensation Committee will have complete authority and discretion with regard to (a) through (g) above.

A majority of the Compensation Committee and/or the Board will constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Compensation Committee and/or the Board without a meeting, will be acts of the Board. All determinations and decisions made by the Compensation Committee and/or the Board pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law. The Board hereby delegates this responsibility to its Compensation Committee.

4.  Participants. The Compensation Committee and/or the Board may select from time to time Participants in the Plan from those Officers, Directors, and Employees of the Company or its Affiliates who, in the opinion of the Compensation Committee and/or the Board, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates.

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5.  Substitute Awards. In the event the Company or an Affiliate consummates a transaction described in Code Section 424(a), persons who become Employees or Directors on account of such transaction may be granted Options (or other Awards) in substitution for Options (or other Awards) granted by the former employer. The Compensation Committee and/or the Board and consistent with Code Section 424(a) shall determine the Exercise Price of the substitute Options.

6.  Shares Subject to Plan, Limitations on Grants and Exercise Price. Subject to adjustment by the operation of Section 16 hereof:

(a) The maximum number of Shares that may be issued with respect to Awards made under the Plan is 2,200,000 Shares. No more than $150,000 in grants of Shares may be issued to any Director in any one fiscal year. The Shares with respect to which Awards may be made under the Plan are authorized and unissued Shares. Any Award that expires, terminates or is surrendered for cancellation, or with respect to Restricted Shares, which is forfeited (so long as any cash dividends paid on such Shares are also forfeited), may be subject to new Awards under the Plan with respect to the number of Shares as to which a termination or forfeiture has occurred. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued under the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Option or a Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise.

(b) Notwithstanding any other provision under the Plan, the Exercise Price for any Option or Stock Appreciation Right awarded under the Plan may not be less than the Market Value of the Shares on the date of grant.

7.  General Terms and Conditions of Options.

(a) The Compensation Committee and/or the Board will have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to prescribe the terms and conditions (which need not be identical among Participants) of the Options. Each Option will be evidenced by an Award Agreement that will specify: (i) the Exercise Price, (ii) the number of Shares subject to the Option, (iii) the expiration date of the Option, (iv) the manner, time and rate (cumulative or otherwise) of exercise of the Option, (v) the restrictions, if any, to be placed upon the Option or upon Shares that may be issued upon exercise of the Option, (vi) the conditions, if any, under which a Participant may transfer or assign Options, and (vii) any other terms and conditions as the Compensation Committee and/or the Board, in its sole discretion, may determine.

(b) Other than in connection with a change in the Company’s capitalization (as described in Section 16 of the Plan), the Compensation Committee and/or the Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding Option Award Agreement to reduce the Exercise Price. Furthermore, without further approval of the shareholders of the Company, no Option shall be cancelled (i) and replaced by issuance to the same participant of an Option having a lower Exercise Price, or (ii) in exchange for cash or other Awards under the Plan.

(c) No Participant shall be entitled to any dividends or dividend equivalents on any unexercised Options.

8.  Exercise of Options.

(a) Except as provided in Section 18, an Option granted under the Plan will be exercisable only by the Participant, and except as provided in Section 9 of the Plan, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option. Options may be exercised for whole shares only. If an option would otherwise be exercisable for fractional shares, the option is rounded down to nearest whole share amount.

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(b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise will be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant for at least six (6) months prior to the date of exercise and having a Market Value on the date of exercise equal to the Exercise Price, or (iii) by any other means determined by the Compensation Committee and/or the Board in its sole discretion.

9.  Termination of Options. Unless otherwise specifically provided elsewhere in the Plan or by the Compensation Committee and/or the Board in the Award Agreement or any amendment thereto, Options will terminate as provided in this Section. Section to Section 17, the treatment of any unvested options at the date of cessation of Continuous Service shall be as determined by the Compensation Committee and set forth in the Award Agreement.

(a) Unless sooner terminated under the provisions of this Section, Options will expire on the earlier of the date specified in the Award Agreement or the expiration of ten (10) years from the date of grant.

(b) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise outstanding Options to the extent that the Option is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

(c) If the Continuous Service of a Participant is terminated for Cause, all rights under any Options granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Compensation Committee and/or the Board, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an Option, awarded under the Plan, within three (3) months prior to the cessation of Continuous Service.

(d) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise outstanding Options (to the extent that the Option is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

(e) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise outstanding Options (to the extent that the Option is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the Options; provided, however, that if a Participant is terminated by the Company without Cause within twelve (12) months after a Change of Control, such Participant may exercise outstanding Options (to the extent the Option is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), within the period of twelve (12) months immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the Options.

(f) In the event of the Participant’s death or disability, the Participant or the Participant’s beneficiary may exercise outstanding Options (to the extent that the Option is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), but only within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the Options.

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(g) Notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Compensation Committee and/or the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 9, the Compensation Committee and/or the Board may, in its sole discretion, allow the exercise of an expired Option if the Compensation Committee and/or the Board determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an Option due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Compensation Committee and/or the Board makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

10.  Restrictive Covenants. In its discretion, the Compensation Committee and/or the Board may condition the grant of any Award under the Plan upon the Participant agreeing to reasonable covenants in favor of the Company and/or any Affiliate (including, without limitation, covenants not to compete, not to solicit employees and customers, and not to disclose confidential information) that may have effect following the termination of employment with the Company or any Affiliate.

11.  Incentive Stock Options.

(a) Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Option will be granted more than ten (10) years from the earlier of the date the Plan is adopted by the Board or approved by the Company’s shareholders, (ii) no Option will be exercisable more than ten (10) years from the date the Option is granted, (iii) the Exercise Price of each Option will not be less than the Market Value per Share on the date such Option is granted, (iv) no Incentive Stock Option will be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by such Participant, (v) no Incentive Stock Option will be granted that would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, under all plans of the Company and its Affiliates, Shares having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000 (determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable), (vi) no Option may be exercised more than three (3) months after the Participant’s cessation of Continuous Service (one (1) year in the case of Disability) for any reason other than death and (vii) the maximum number of Shares available for issuance with respect to Incentive Stock Options is 440,000. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns as defined in Code section 424(d), shares possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option will not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five (5) years from the date such Incentive Stock Option is granted.

(b) Notwithstanding any other provisions of the Plan, if for any reason an Option granted under the Plan that is intended to be an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option will be deemed to be a Non-Qualified Stock Option, and such Option will be deemed to be fully authorized and validly issued under the Plan.

12.  Terms and Conditions of Restricted Shares and Restricted Stock Units. The Compensation Committee and/or the Board will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Restricted Shares or Restricted Stock Units and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Unless the Compensation Committee and/or the Board otherwise specifically provides in the Award Agreement, an Award of Restricted Shares and/or Restricted Stock Units will be subject to the following provisions:

(a) At the time of an Award of Restricted Shares or Restricted Stock Units, the Compensation Committee and/or the Board will establish for each Participant a Restricted Period during which, or at the

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expiration of which, the Restricted Shares will vest; but in no event earlier than one (1) year from grant date. Subject to paragraph (e) of this Section, the Participant will not have all the rights of a shareholder with respect to the Restricted Shares during the Restricted Period, including, but not limited to, the right to receive all dividends paid on the Restricted Shares and the right to vote the Restricted Shares or Restricted Stock Units. The Compensation Committee and/or the Board will have the authority, in its discretion, to accelerate the time at which any or all of the restrictions will lapse with respect to any Restricted Shares or Restricted Stock Units prior to the expiration of the Restricted Period, or to remove any or all restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of the Restricted Period.

(b) Subject to Section 17, the treatment of any unvested Restricted Shares or Restricted Share Units at the date of cessation of Continuous Service shall be as determined by the Compensation Committee and set forth in the Award Agreement.

(c) Each certificate issued in respect to Restricted Shares or Restricted Stock Units will be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and will bear a legend referring to the terms, conditions and restrictions applicable to such shares.

(d) At the time of an Award of Restricted Shares or Restricted Stock Units, the Participant will enter into an Award Agreement with the Company in a form specified by the Compensation Committee and/or the Board agreeing to the terms and conditions of the Award.

(e) Except as otherwise set forth in the Award Agreement, at the expiration of the restrictions imposed by this Section, the Company will redeliver to the Participant the certificate(s) and stock powers, deposited with the Company pursuant to paragraph (c) of this Section and the Shares represented by the certificate(s) will be free of all restrictions.

(f) No Award of Restricted Shares or Restricted Stock Units may be assigned, transferred or encumbered.

(g) The Committee may, in its discretion, specify in the applicable Award Agreement that RSU awards may be eligible to receive dividend equivalents during the Restricted Period and any dividend equivalents may be paid either in cash or in additional Shares and may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

13.  Terms and Conditions of Stock Appreciation Rights. The Compensation Committee and/or the Board will have full and complete authority, subject to the limitations of the Plan, to grant Awards of Stock Appreciation Rights and to prescribe the terms and conditions (which need not be identical among Participants) in respect of the Awards. Subject to Section 17, the treatment of any unvested Stock Appreciation Rights at the date of cessation of Continuous Service shall be as determined by the Compensation Committee and set forth in the Award Agreement. Unless the Compensation Committee and/or the Board otherwise specifically provides in the Award Agreement, an Award of Stock Appreciation Rights will be subject to the following provisions:

(a) The Compensation Committee and/or the Board may grant a Stock Appreciation Right or “SAR” under this Plan. A SAR shall provide a Participant with the right to receive a payment, in cash and/or Common Stock, equal to the excess of the Market Value of a specified number of shares of Common Stock on the date the SAR is exercised over the Market Value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable Award Agreement:

(b) The base price may be no lower than the Market Value of a share of Common Stock on the date such other Award was granted (and no SAR may be retroactively granted). Other than in connection with a change in the Company’s capitalization (as described in Section 16 of the Plan), the Compensation Committee

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and/or the Board shall not, without the further approval of the shareholders of the Company, authorize the amendment of any outstanding SAR Award Agreement to reduce the base price. Furthermore, without further approval of the shareholders of the Company, no SAR shall be cancelled (i) and replaced by issuance to the same participant of a SAR having a lower base price, or (ii) in exchange for cash or other Awards under the Plan.

(c) The maximum term of a SAR shall be ten (10) years. The Compensation Committee and/or the Board may also grant limited SARs, which are exercisable only upon a Change of Control or other specified event and may be payable based on the spread between the base price of the SAR and the Fair Market Value of a share of Common Stock during a specified period or at a specified time within a specified period before, after or including the date of the Change of Control or other specified event.

(d) If the Continuous Service of a Participant is terminated for reason of Retirement, the Participant may exercise any outstanding SAR (to the extent that the SAR is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR.

(e) If the Continuous Service of a Participant is terminated for Cause, all rights under any SAR granted to the Participant will terminate immediately upon the Participant’s cessation of Continuous Service, and the Participant will (unless the Compensation Committee and/or the Board, in its sole discretion, waives this requirement) repay to the Company within ten (10) days the amount of any gain realized by the Participant upon any exercise of an SAR awarded under the Plan, within the 90-day period prior to the cessation of Continuous Service.

(f) If the Continuous Service of a Participant is terminated voluntarily by the Participant for any reason other than death, Disability, or Retirement, the Participant may exercise any outstanding SAR (to the extent that the SAR is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement, but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR.

(g) If the Continuous Service of a Participant is terminated by the Company without Cause, the Participant may exercise any outstanding SAR (to the extent that the SAR is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Award Agreement), but only within the period of three (3) months immediately succeeding the Participant’s cessation of Continuous Service, and in no event after the applicable expiration dates of the SAR; provided, however, that if a Participant is terminated by the Company without Cause within twelve (12) months after a Change of Control, such Participant may exercise any outstanding SAR (to the extent the SAR is vested at the date of cessation of Continuous Service or becomes vested in accordance with the terms of the Plan or the Award Agreement), within the period of twelve (12) months immediately succeeding the cessation of Continuous Service but in no event after the applicable expiration dates of the SARs.

(h) In the event of the Participant’s death or Disability, the Participant or the Participant’s beneficiary may exercise outstanding SARs (to the extent that the Participant was entitled to exercise the SARs at the date of cessation of Continuous Service), but only within the period of one (1) year immediately succeeding the Participant’s cessation of Continuous Service by reason of death or Disability, and in no event after the applicable expiration date of the SAR.

(i) Notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Compensation Committee and/or the Board may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law. Additionally, notwithstanding the provisions of the foregoing paragraphs of this Section 13, the Compensation Committee and/or the Board may, in its sole discretion, allow the exercise of an expired SAR if the

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Compensation Committee and/or the Board determines that: (i) the expiration was solely the result of the Company’s inability to execute the exercise of an SAR due to conditions beyond the Company’s control, and (ii) the Participant made valid and reasonable efforts to exercise the Award. In the event the Compensation Committee and/or the Board makes such a determination, the Company shall allow the exercise to occur as promptly as possible following its receipt of exercise instructions subsequent to such determination.

(j) No Participant shall be entitled to any dividends or dividend equivalents on any SAR.

14.  Performance Shares and Performance Units.

(a) The Compensation Committee and/or the Board may from time to time authorize the grant of Performance Shares and Performance Units upon the achievement of performance goals (which may be cumulative and/or alternative) within a designated Performance Cycle as may be established by the Compensation Committee and/or the Board based on any one or any combination of financial or other business criteria (the “Performance Goals”).

(b) In the case of Performance Units, the Compensation Committee and/or the Board shall determine the value of Performance Units under each Award.

(c) As determined in the discretion of the Compensation Committee and/or the Board of Directors, performance goals may differ among Participants and/or relate to performance on a Company-wide or divisional basis.

(d) At such time as it is certified by the Compensation Committee and/or the Board that the Performance Goals established by the Compensation Committee and/or the Board have been attained or otherwise satisfied within the Performance Cycle, the Compensation Committee and/or the Board will authorize the payment of Performance Shares or Performance Units in the form of cash or Shares registered in the name of the Participant, or a combination of cash and Shares, equal to the value of the Performance Shares or Performance Units at the end of the Performance Cycle, subject to whatever additional holding period the Compensation Committee and/or the Board may require. Payment shall be made in a lump sum following the close of the applicable Performance Cycle.

(e) The grant of an Award of Performance Shares or Performance Units will be evidenced by an Award Agreement containing the terms and conditions of the Award as determined by the Compensation Committee and/or the Board.

(f) Subject to Section 17, the treatment of any unvested Performance Shares or Performance Units at the date of cessation of Continuous Service shall be as determined by the Compensation Committee and set forth in the Award Agreement. .

(g) The Compensation Committee and/or the Board may, in its discretion, specify in the applicable Award Agreement that Performance Share and Performance Unit awards may be eligible to receive dividend equivalents during the Performance Cycle and any dividend equivalents may be paid either in cash or in additional Shares and may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards.

(h) No Participant shall be entitled to any dividends or dividend equivalents or voting rights in connection with any unearned Performance Shares and Performance Units.

15.  Unrestricted Share Awards. Subject to the terms and conditions of this Plan, the Committee and/or the Board may from time to time authorize the grant of Unrestricted Shares free of restrictions under the Plan to such Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimal consideration as may be required by law, as it shall determine.

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16.  Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of Shares, merger or consolidation (as to a merger or consolidation, where the shares of the Company are converted into stock and/or cash of another entity), or any change in the corporate structure affecting the Shares of the Company, the maximum aggregate number and class of Shares as to which Awards may be granted under the Plan and the number and class of Shares, and the exercise price and base price, with respect to which Awards theretofore have been granted under the Plan will be appropriately adjusted by the Compensation Committee and/or the Board to prevent the dilution or diminution of Awards. The Compensation Committee and/or the Board’s determination with respect to any adjustments will be conclusive. Any Shares or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Shares will be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing the Shares or other securities will be legended and deposited with the Company in the manner provided in Section 12 of this Agreement.

17.  Effect of Change of Control.

(a) In the event of a Change in Control, the Compensation Committee and/or the Board may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Award, which need not be uniform with respect to all Participants and/or Awards: (i) continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving corporation or its parent; (ii) substitution or replacement of such Award by the successor or surviving corporation or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving corporation (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including, without limitation, any applicable performance targets or criteria with respect thereto); (iii) subject to (b) below, acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR without payment of any consideration therefor to the extent such Award is not timely exercised); (iv) in the case of Performance Shares and Performance Units, determination of the level of attainment of the applicable performance condition(s); and (v) cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Compensation Committee and/or the Board in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Compensation Committee and/or the Board in its sole discretion; provided that, in the case of an Option or SAR, if such value equals the intrinsic value of such Award, such value shall be deemed to be valid; provided further that, if the intrinsic value of an Option or SAR is equal to or less than zero, the Compensation Committee and/or the Board may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Compensation Committee and/or the Board may, in its sole discretion, terminate any Option or SAR for which the exercise or hurdle price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code.

(b) If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason except for Cause, at any time within twelve (12) months after a Change of Control, unless the Compensation Committee and/or the Board has otherwise provided in the Award Agreement, (i) any Restricted Period with respect to an Award of Options, SARs, Restricted Shares or Restricted Stock Units will lapse upon the Participant’s termination of Continuous Service and all Restricted Shares will become fully vested in the Participant to whom the Award was made; and (ii) with respect to Performance Shares and Performance Units, the Participant will be entitled to receive a prorata payment.

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18.  Assignments and Transfers. No Award nor any right or interest of a Participant in any Award under the Plan may be assigned, encumbered or transferred otherwise than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Compensation Committee and/or the Board may, in its sole discretion, set forth in an Award Agreement at the time of grant or thereafter, that the Award (other than Options) may be transferred to members of the Participant’s immediate family, to one or more trusts solely for the benefit of such immediate family members and to partnerships in which such family members or trusts are the only partners. For this purpose, immediate family means the Participant’s spouse, parents, children, step-children, grandchildren and legal dependents. Any transfer of an Award under this provision will not be effective until notice of such transfer is delivered to the Company.

19.  Employee Rights Under the Plan. No officer, Director, Employee or other person will have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no officer, Director, Employee or other person will have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken under the Plan will be construed as giving any Employee, Director or other person, any right to Continuous Service.

20.  Delivery and Registration of Shares. The Company’s obligation to deliver Shares with respect to an Award will, if the Company requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Compensation Committee and/or the Board will determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities laws. It may be provided that any representation requirement will become inoperative upon a registration of the Shares or other action eliminating the necessity of the representation under the Securities Act or other state securities laws. The Company will not be required to deliver any Shares under the Plan prior to (a) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (b) the completion of any registration or other qualification of the Shares under any state or federal law, rule or regulation, as the Company determines to be necessary or advisable.

21.  Withholding Tax. Prior to the delivery of any Shares or cash pursuant to an Award, the Company has the right and power to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy all applicable tax withholding requirements. The Board, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit or require a Participant to satisfy all or part of the tax withholding obligations in connection with an Award by (a) having the Company withhold otherwise deliverable Shares, or (b) delivering to the Company Shares already owned for a period of at least six (6) months and having a value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount that the Compensation Committee and/or the Board determines, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined for these purposes. For these purposes, the value of the Shares to be withheld or delivered will be equal to the Market Value as of the date that the taxes are required to be withheld.

22.  Termination, Amendment and Modification of Plan. The Compensation Committee and/or the Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Code section 422 (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Company’s common stock is listed or quoted), shareholder approval of any Plan amendment will be obtained in the manner and to the degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan will in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or the transferee of the Award.

23.  Effective Date and Term of Plan. The Plan will become effective upon its adoption by the Board and shareholders of the Company. Unless sooner terminated pursuant to Section 22, no further Awards may be made under the Plan after ten (10) years from the effective date of the Plan.

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24.  Governing Law. The Plan and Award Agreements will be construed in accordance with and governed by the internal laws of the State of Florida.

25.  Repricing of Options and SARs. Nothing in this Plan shall permit the repricing of any outstanding Options or SARs other than (a) with the prior approval of the Company’s shareholders, or (b) pursuant to Section 15. The foregoing restriction shall also apply to any other transaction which would be treated as a repricing of outstanding Options and SARs under generally accepted accounting principles.

26.  Claw Back of Awards. If the Company’s financial statements are required to be restated as a result of errors, omission or fraud, the Committee and/or the Board may, in its discretion, based on facts and circumstances surrounding the restatement direct that the Company recover all or a portion of an Award from one or more Participants with respect to any fiscal year in which the Company’s financial results are negatively affected by such restatement. To do this, the Committee and/or the Board may pursue various ways to recover from one or more Participants through: (i) payment of monetary amounts, (ii) cancellation of outstanding Awards, (iii) return or forfeiture of Shares, (iv) the withholding of future Awards, or (v) any combination of these or other actions. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) may also be subject to any clawback or recoupment arrangements or policies the Company may establish from time to time, and the Compensation Committee and/or the Board may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards in accordance with any such any clawback or recoupment arrangements or policies.

27.  Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to a Participant. This Plan shall be administered in a manner consistent with this intent, and any provision that would cause the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of the Participant).

28.  Communications with Third Parties.

(a) Nothing in this Plan or any Award Agreement thereunder limits a Participant’s ability to communicate directly with and provide information, including documents, not otherwise protected from disclosure by any applicable law or privilege to the Securities and Exchange Commission (the “SEC”), any other federal, state or local governmental agency or commission (“Government Agency”) or self-regulatory organization regarding possible legal violations, without disclosure to the Company. The Company may not retaliate against a Participant for any of these activities, and nothing in this Plan or an Award Agreement thereunder requires a Participant to waive any monetary award or other payment that the Participant might become entitled to from the SEC or any other Government Agency or self-regulatory organization.

(b) Further, nothing in this Plan or an Award Agreement thereunder precludes a Participant from filing a charge of discrimination with the Equal Employment Opportunity Commission or a like charge or complaint with a state or local fair employment practice agency. However, following the effective date of this Plan, a Participant may not receive a monetary award or any other form of personal relief from the Company in connection with any such charge or complaint that the Participant filed or was filed on the Participant’s behalf.

(c) Pursuant to the Defend Trade Secrets Act of 2016, the Company and each Participant acknowledges and agrees that a Participant shall not have criminal or civil liability under any Federal or State trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and (ii) solely for the purpose of reporting or investigating

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a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if a Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, such Participant may disclose the trade secret to the Participant’s attorney and may use the trade secret information in the court proceeding, if the Participant (X) files any document containing the trade secret under seal and (Y) does not disclose the trade secret, except pursuant to court order.

Adopted by the Board of Directors of CenterState Bank Corporation as of February 15, 2018 Adopted by the Shareholders of CenterState Bank Corporation as of April , 2018

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CENTERSTATE BANK CORPORATION

Annual Meeting of Shareholders

April 26, 2018 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Stephen D. Young and Jennifer L. Idell, or either of them, with individual power of substitution, proxies to vote all shares of the common stock of CenterState Bank Corporation which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Winter Haven Chamber of Commerce, 2nd Floor Auditorium, 401 Avenue B NW, Winter Haven, Florida 33881, on Thursday, April 26, 2018 beginning at 10:00 a.m., and at any adjournment thereof.

THE PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD. IF A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ON THE REVERSE SIDE, FOR APPROVAL OF AN ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, FOR APPROVAL OF THE CENTERSTATE 2018 EQUITY INCENTIVE PLAN, FOR APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 100,000,000 TO 200,000,000, AND FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IF ANY OTHER MATTERS PROPERLY COME BEFORE THE ANNUAL MEETING, SAID PROXIES WILL VOTE ON SUCH MATTERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE MARK, SIGN BELOW, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE FURNISHED OR PROVDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR TELEPHONE.

Continued and to be signed on reverse side

VOTE BY INTERNET – www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE – 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. Election of Directors
The Board of Directors recommends you vote FOR the election of the following nominees	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

	☐	☐	☐

01	James H. Bingham	02	Michael J. Brown, Sr.	03	C. Dennis Carlton	04	Michael F. Ciferri
05	John C. Corbett	06	Jody J. Dreyer	07	Griffin A. Greene	08	Charles W. McPherson
09	G. Tierso Nunez II	10	Thomas E. Oakley	11	Ernest S. Pinner	12	William K. Pou, Jr
13	Daniel R. Richey	14	David G. Salyers	15	Joshua A. Snively	16	Mark W. Thompson

The Board of Directors recommends you vote FOR proposal 2.		For	Against	Abstain

2.	Approval of the advisory resolution to approve the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.		For	Against	Abstain

3.	Approval of the CenterState 2018 Equity Incentive Plan	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.		For	Against	Abstain

4.	Approval of the Restated Articles of Incorporation to Increase the number of authorized shares of common stock from 100,000,000 to 200,000,000	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 4.		For	Against	Abstain

5.	Approval of the proposal to ratify the appointment of the independent registered public accounting firm.	☐	☐	☐

Note: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature	Date	Signature (Joint Owner)	Date